CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 406

Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [***]. This exhibit (containing the non-public information) has been filed separately with the Secretary of the Securities and Exchange Commission without redaction pursuant to a Confidential Treatment Request under Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.9.1

EXECUTION VERSION

THIRD AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Dated as of August 10, 2009

DRIVETIME AUTOMOTIVE GROUP, INC.,

DRIVETIME SALES AND FINANCE CORPORATION,

DRIVETIME CAR SALES, INC.,

as the Borrowers,

MANHEIM AUTOMOTIVE FINANCIAL SERVICES, INC., and

SANTANDER CONSUMER USA INC.

as the Lenders,

i

ii

Schedule I	Aggregate Commitments

Exhibits

1.1(B)	Form of Inventory Advance Value Certificate
2.2(A)	Form of Note
2.3(B)	Form of Notice of Borrowing
4.2(D)	Form of Payment Date Report
8.1(A)	Jurisdictions of Organizations, Places of Business and DBAs
8.1(F)	Proceedings or Investigations
8.1(S)	Subsidiaries
10.4	Form of Compliance Certificate
13.21(B)	Form of Confidentiality Statements

iii

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Third Amended and Restated Loan and Security Agreement, dated as of August 10, 2009, is entered into by and among DriveTime Automotive Group, Inc. (“DriveTime”), a Delaware corporation, DriveTime Sales and Finance Corporation (“DriveTime Sales”), an Arizona corporation, and DriveTime Car Sales, Inc. (“Car Sales”), an Arizona corporation (each a “Borrower” and collectively the “Borrowers”), Santander Consumer USA Inc., an Illinois corporation (“SCUSA”), as a lender, and as the agent for the Lenders (the “Agent”), and Manheim Automotive Financial Services, Inc. (“MAFS”), a Delaware corporation, as a lender (each a “Lender” and collectively the “Lenders”). The obligations of the Borrowers to the Lenders under this Agreement are the joint and several liability of each Borrower. In consideration of the mutual covenants and agreements contained herein, the Borrowers and the Lenders agree as follows:

ARTICLE I- DEFINITIONS

Section 1.1 Definitions. Whenever used in this Agreement with such upper case letters as are shown below, the following terms shall have the respective meanings set forth below. When the terms are used in the plural, the plural forms of the meanings shall apply. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are defined therein.

Accounting Period: a calendar month, beginning with the month during which this Agreement is executed and ending with the calendar month during which the Obligations have been paid in full following termination of this Agreement.

Accrual Date: the twentieth (20th) day of each month or if such day is not a Business Day, the next succeeding Business Day.

Accrual Period: the period from and including one Accrual Date to but excluding the next Accrual Date; provided, however, that (i) the initial Accrual Period under this Agreement shall be the period from and including August 10, 2009 to but excluding the Accrual Date on August 20, 2009 and (ii) the final Accrual Period under this Agreement shall end on the date on which the Obligations have been repaid in full.

Advance: each of the advances described in Article II of this Agreement.

Affiliate: any Person, now or in the future (i) directly or indirectly owned or controlled in whole or in part by DTCG, or (ii) under common ownership or control with DTCG. For the purpose of this definition: (i) “control” shall mean the power to direct, or cause the direction of, management or policies, whether through the ownership of voting securities, by contract or otherwise; (ii) “owned” shall mean at least 10% ownership; and (iii) “common ownership or control” shall only apply to Persons with the same ownership or controlled by the same individuals as DTCG.

Aggregate Commitment: with respect to each Lender means the Base Commitment and Supplemental Commitment, if any, of such Lender.

Agreement: this Loan and Security Agreement.

Alternate Base Rate: the rate of interest per annum publicly announced from time to time by the “prime rate” published in the “Money Rates” or equivalent section of The Wall Street Journal, provided that if a “prime rate” range is published by The Wall Street Journal, then the highest rate of that range will be used or, if The Wall Street Journal ceases publishing a prime rate or a prime rate range, then Agent will select a prime rate, a prime rate range or another substitute prime rate that is based upon comparable information.

Annual Percentage Rate: with respect to a Contract, the annual percentage rate of finance charges stated in such Contract.

Applicable Margin: 6.00% per annum; provided, however, immediately upon the occurrence of an Event of Default, the Applicable Margin shall be 9.00% per annum.

Approved Indebtedness: any Indebtedness of DTAC and/or DriveTime that satisfies all of the following criteria:

(i) such Indebtedness is subordinated in right of payment to all senior secured Indebtedness of Parent Companies and, if such Indebtedness is secured Indebtedness, the Liens securing such Indebtedness are subordinated to the Liens securing all senior secured Indebtedness of Parent Companies; and

(ii)(A) such Indebtedness has a scheduled maturity date no earlier than December 31, 2011 and (B) if such Indebtedness is not represented by one or more notes in registered global form with The Depository Trust Company or a similar clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended, unless otherwise consented to in writing by the Lenders, such Indebtedness is governed by documents which expressly provide that interest and principal payments with respect to such Indebtedness shall not be paid to the holders thereof from and after the occurrence of an Event of Default or Pre-Default Event.

For the avoidance of doubt, for purposes of this Agreement (x) the $75,000,000 in aggregate principal amount of 12.0% Subordinated Notes due August 1, 2013 issued by DriveTime and DTAC on or about April 25, 2008 and May 30, 2008 pursuant to that certain Subordinated Note Purchase Agreement, dated as of April 25, 2008 among DriveTime, DTAC and Verde Investments, Inc. shall be Approved Indebtedness and (y) the Indebtedness created under the Subordinated Loan Agreement shall not be Approved Indebtedness.

Available Liquidity: means, with respect to the DT Entities On A Consolidated Basis at any date, the aggregate for such date of (i) all cash of the DT Entities On A Consolidated Basis, (ii) all Cash Equivalents then held by the DT Entities On A Consolidated Basis, (iii) the unused portion of borrowing availability as of such date under this Agreement, (iv) the unused portion of borrowing availability as of such date under each Warehouse Facility of any DT Entity, including, without limitation, that certain Amended and Restated Loan and Security Agreement, dated as of July 31, 2009, among DT Warehouse, DTCC, Wells Fargo Bank, National Association, Deutsche Bank AG, New York Branch, the conduit lenders from time to time party thereto and the financial institutions parties thereto as committed lenders, the other financial institutions parties thereto as managing agents, as amended from time to time, and (v) the unused portion of borrowing availability as of such date under any other asset-based credit facility (including, without limitation, a credit facility secured by residual interests in securitization transactions involving Contracts).

Average Gross Margin: with respect to all Motor Vehicles sold by any member of DTCG to Contract Debtors during any Accounting Period, the amount obtained by dividing (i) the aggregate sales price of such Motor Vehicles minus the aggregate cost of such Motor Vehicles (including purchase costs and any reconditioning or repair costs, each as measured by DTCG in accordance with GAAP) by (ii) the aggregate number of such Motor Vehicles sold during such Accounting Period.

Bankruptcy Code: the United States Bankruptcy Code of 1978, as amended from time to time.

Base Commitment: with respect to each Lender, the amount set forth opposite such Lender’s name under the caption “Base Commitment” on Schedule I attached hereto.

Business Day: any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the States of Arizona, Texas or New York are required by law to be closed.

Buyer’s Fee: fees charged by an auction in connection with the purchase of a Motor Vehicle not in excess of $250.00 for any Motor Vehicle.

Capital Lease Obligations: for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

Cash Equivalents: means (i) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (ii) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (iii) repurchase obligations of any commercial bank satisfying the requirements of clause (ii) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (iv) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the day of acquisition, (v) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody’s, (vi) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (ii) of this definition, (vii) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (i) through (vi) of this definition or (viii) investments in money market or common trust funds having a rating from each of Moody’s and S&P in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby.

Certificate of Title: the certificate of title, manufacturer’s certificate of origin or other document issued by a Governmental Authority evidencing ownership of a Motor Vehicle.

Change of Control: means any of the following: (A) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding shares of voting stock of either Parent Company at any time, if after giving effect to such acquisition, Ernest C. Garcia II or an entity or trust affiliated with such individual, collectively, ceases to own more than 50% of the voting stock of each Parent Company or ceases to have the right to elect a majority of the board of directors of either Parent Company; (B) any transaction or series of transactions whereby any Person or Persons acting in concert (other than the Lenders and their Affiliates) acquire the right, by contract or otherwise, to direct the management and activities of any member of DTCG or its Subsidiaries; (C) Raymond C. Fidel ceases to be employed by DriveTime in his current capacity (or a more senior capacity) for any reason or Ernest C. Garcia II ceases to be Chairman of the Board of DriveTime, unless a satisfactory replacement for Raymond C. Fidel and/or Ernest C. Garcia II is approved by the Lenders in their reasonable discretion; or (D) any transaction or series of related transactions whereby any direct or indirect Subsidiary of a Borrower or DriveTime ceases to be a wholly-owned direct or indirect Subsidiary of a Borrower or DriveTime, as the case may be; provided, however, any bankruptcy remote special purpose or limited purpose entity established or used initially by DTCG or any of its Subsidiaries for the purpose of engaging in a securitization or warehousing of receivables or other financial assets may be dissolved if such bankruptcy remote special purpose or limited purpose entity has paid in full any and all securities issued by such bankruptcy remote special purpose or limited purpose entity.

Code: the Internal Revenue Code of 1986, as amended from time to time.

Collateral: the Property in which Lenders are granted a security interest pursuant to Section 6.1 of this Agreement.

Contract: a retail installment or conditional sale contract, with any amendments, originated by any member of DTCG pursuant to which a Contract Debtor has: (i) purchased a new or used Motor Vehicle, (ii) granted a security interest in the Motor Vehicle to secure the Contract Debtor’s payment obligations, and (iii) agreed to pay the unpaid purchase price and a finance charge in periodic installments no less frequently than monthly.

Contract Collateral: this term has the meaning provided in Section 14.1 of this Agreement.

Contract Debtor: the Person that has executed a Contract as a purchaser, and any guarantor, co-signer or other Person obligated to make payments under the Contract.

Contract Debtor Documents: the original Certificate of Title, the original executed Contract with original Contract Debtor signatures and the other documents and instruments relating to the Contract.

Contract Rights: with respect to Contracts, (i) DTCG’s interest in the Financed Vehicle; (ii) all rights of DTCG regarding the Contract and Financed Vehicle, including but not limited to rights to electronic funds transfers and rights under all dealer agreements and purchase agreements pursuant to which the Contract was acquired by DTCG and any repossessed Financed Vehicle and to any collateral security securing such Contract, including any security deposit; (iii) all rights of DTCG with respect to any other policies of fire, theft or comprehensive insurance, collision insurance, public liability insurance or property damage insurance maintained with respect to the Financed Vehicle, the Contract, or the Contract Debtor; (iv) Remittances, and (v) all rights of DTCG to the originals of all books, records (including electronic data), reports, files, and documents relating to the Contracts, including, but not limited to, Contract Debtor Documents, financial statements of Contract Debtors, and all payment reports or records relating to the Contracts.

Contract Rights Payor: any Person, other than a Contract Debtor, against whom Contract Rights may be asserted.

DB Warehouse Facility: means that financing transaction evidenced by that certain Amended and Restated Purchase and Contribution Agreement, dated as of July 31, 2009 between DTAC and DT Warehouse and that certain Amended and Loan and Servicing Agreement, dated as of July 31, 2009, among DT Warehouse, DTCC, Wells Fargo Bank, National Association, the conduit lenders from time to time party thereto and the financial institutions parties thereto as committed lenders, the other financial institutions parties thereto as managing agents and the Program Agent for the finance and/or purchase by DT Warehouse of certain contracts, as each such agreements shall be further amended, modified and supplemented and in effect from time to time.

Dollars and $: lawful money of the United States of America.

Driver Transportation Costs: transportation costs in connection with the purchase of the Eligible Vehicle not in excess of $500.00 for any Eligible Vehicle.

DT Entities On A Consolidated Basis: with respect to any applicable financial statement or measurement, the treatment of such financial information or measurement for the Parent Companies and their consolidated Subsidiaries as a single unit, after elimination of all intercompany transactions, determined in accordance with GAAP.

DTAC: DT Acceptance Corporation, an Arizona corporation and an Affiliate of the Borrowers.

DTCC: DT Credit Corporation, an Arizona corporation.

DTCG: this term refers to the “DT Consolidated Group,” which includes the Borrowers, the Guarantor and direct and indirect Subsidiaries of any Borrower or the Guarantor included in DriveTime’s and the Guarantor’s consolidated financial statements. For purposes of any financial covenants, the financial statements and information of the Borrowers and the Guarantor shall be presented on a consolidated basis, after elimination of all intercompany transactions, determined in accordance with GAAP, and the covenants calculated based upon such consolidated financial information and/or statements.

DT Entity: means, individually, DTAC, DriveTime, DTCC, Car Sales and DriveTime Sales; “DT Entities” means such Persons collectively.

DT Warehouse: DT Warehouse, LLC, a Delaware limited liability company.

Effective Date: the date upon which the conditions precedent set forth in Section 7.1 shall have been satisfied.

Eligible Vehicle: a Motor Vehicle (i) that a Borrower has purchased for at least One Thousand, Five Hundred Dollars ($1,500.00) and not more than Twenty Thousand Dollars ($20,000.00) or that a Borrower has acquired via trade-in and has a listed trade value in the applicable Manheim Market Report of at least One Thousand, Five Hundred Dollars ($1,500.00) and not more than Twenty Thousand Dollars ($20,000.00); (ii) which has been in a Borrower’s possession for no more than one hundred and fifty (150) days; (iii) which has not been repossessed by a Borrower (unless subsequently re-purchased at auction); (iv) for which such Borrower holds in its possession the title and purchase documentation; provided, however, that, if all other criteria for Eligible Vehicles are met, Motor Vehicles may be held in such Borrower’s possession for forty (40) days without title documentation; and (v) is not subject to any Lien, encumbrance or security interest of any kind other than the interest of the Lenders as granted hereunder or as otherwise agreed to by the Lenders in writing. An Eligible Vehicle also includes any Motor Vehicle, without regard to the foregoing restrictions, that a Borrower has purchased for the use of its employees (“Drivers”).

Eligible Vehicle Advance Value: shall be as follows:

(a) for each Eligible Vehicle in the Borrowers’ inventory (other than Drivers), an amount equal to the sum of (i) eighty percent (80%) of the Purchase Price, (ii) eighty percent (80%) of the itemized Buyer’s Fee and (iii) eighty percent (80%) of the Transportation Costs; and

(b) for each Driver, an amount equal to the sum of (i) one hundred percent (100%) of the Borrowers’ Purchase Price for each Driver up to a maximum of Thirty Thousand Dollars ($30,000.00) for each such Driver, (ii) one hundred percent (100%) of the itemized Buyer’s Fee and (iii) one hundred percent (100%) of the Driver Transportation Costs; provided, however, that Lenders have no obligation to advance any additional funds to the Borrowers for Drivers at any time that the aggregate Advances for Drivers equal or exceed Eight Hundred Thousand Dollars ($800,000.00). The Eligible Advance Value for any Driver shall be reduced five and one-quarter percent (5.25%) for each quarter the Driver is in the possession of the Borrowers. Further, once any Driver has been in the Borrowers’ possession for eighteen months, the Eligible Advance Value for that Motor Vehicle shall be reduced to zero (0).

Moreover, notwithstanding the foregoing, the Lenders have no obligation to advance any additional funds to the Borrowers for Motor Vehicles that a Borrower acquired via trade-in at any time that the aggregate Advances for Motor Vehicles that a Borrower acquired via trade-in equals or exceeds One Million Dollars ($1,000,000.00).

ERISA: the Employee Retirement Income Security Act of 1974, as amended from time to time.

ERISA Affiliate: any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which any Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the Lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which any Borrower is a member.

Event of Default: this term has the meaning provided in Section 12.1 of this Agreement.

Financed Vehicle: the new or used Motor Vehicle purchased by a Contract Debtor pursuant to a Contract.

Funding Date: date on which an Advance is made hereunder.

GAAP: generally accepted accounting principles as in effect from time to time in the United States of America.

Governmental Authority: any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over any Person, any of its Subsidiaries or any of its properties.

Guarantee: as to any Person, any obligation of such person directly or indirectly guaranteeing any Indebtedness of any other Person in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, or take or pay or otherwise). The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable about of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

Guarantor: DT Acceptance Corporation, an Arizona corporation.

Guaranty: that certain Third Amended and Restated Unconditional Guaranty, dated as of the date hereof, by and among DTAC and the Lenders.

Indebtedness: for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) accrued obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; and (h) any other obligation of such Person by a note, bond, debenture or similar instrument that would be classified as indebtedness on a balance sheet prepared in accordance with GAAP.

Intangible Assets: the amount (to the extent reflected in determining consolidated stockholders’ equity) of (i) all investments in Subsidiaries of DTAC other than consolidated Subsidiaries and (ii) all goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

Intercreditor Agreement: that certain Fourth Amended and Restated Intercreditor Agreement, dated as of the date hereof, among the Lenders, SCUSA in its capacity under the SCUSA Sale Warehouse, the lenders under that certain lending facility between Deutsche Bank AG, New York Branch in its capacity as agent for the lenders under that certain financing transaction evidenced by that certain Amended and Restated Purchase and Contribution Agreement, dated as of July 31, 2009 and that certain Amended and Restated Loan and Security Agreement, dated as of July 31, 2009, among DT Warehouse, DTCC, Wells Fargo Bank, National Association, Deutsche Bank AG, New York Branch, the conduit lenders from time to time party thereto and the financial institutions parties thereto as committed lenders, the other financial institutions parties thereto as managing agents.

Inventory: Motor Vehicles that are held for sale or lease or to be furnished under a contract of service.

Inventory Advance Value: the lesser of (i) the Inventory Facility Limit and (ii) the cumulative Eligible Vehicle Advance Value for all Eligible Vehicles in the Borrowers’ Inventory.

Inventory Advance Value Certificate: the certificate and accompanying computer file (in a format acceptable to each Lender) prepared by the Borrowers substantially in the form of Exhibit 1.1(B) attached hereto.

Inventory Facility: the loan facility described in Article II herein.

Inventory Facility Limit: Sixty Million Dollars ($60,000,000.00).

Lender Account: the following account (or such other account as the Agent may designate from time to time) maintained by the Agent at JPMorgan Chase, ABA number: [***], account number [***], for the account of Santander Consumer USA Inc., Attn: Drive Time Inventory Facility.

[***]	Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Leverage Ratio: as of any Quarterly Measurement Date, the ratio computed by dividing (a) the total assets of the DT Entities On A Consolidated Basis as of such date, determined in accordance with GAAP by (b) Net Worth on such date.

Lien: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority, charge or other security agreement or preferential arrangement of any kind or nature whatsoever that is intended as security.

LIBOR Rate: with respect to each day an Advance is outstanding (or if such day is not a Business Day, the next succeeding Business Day), the rate per annum determined by the Lenders by reference to page “USM00001 M <INDEX>” published in the Bloomberg Financial Markets systems as the composite offered rate for the London interbank deposits for a one-month period, or if such rate does not appear on that display page, the rate per annum appearing at Reuters Screen LIBOR01 (or any successor page as the composite offered rate for London interbank deposits for a one-month period), as shown under the heading “USD,” and if such rate shall not be so quoted, the rate per annum at which the Lenders is offered Dollar deposits at or about 11:00 A.M., London time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations are then being conducted for delivery on such day for a period of one month and in an amount comparable to the amount of the Advances to be outstanding on such day.

Loan Documents: this Agreement, the Notes, the Guaranty signed by the Guarantor, and the Supplemental Documentation.

Master Agency Agreement: the Amended and Restated Master Depository Accounts and Post Office Boxes and Agency Agreement, dated as of December 16, 2005, among DT Credit Corporation, Car Sales, the Guarantor, Wells Fargo Bank, National Association, Wilmington Trust Company, in its capacity as Trustee, and certain other parties thereto, as amended, modified or supplemented from time to time, together with any acknowledgment and agreement.

Master Repurchase Agreement: the Master Repurchase Agreement, dated as of August 13, 2008, between DTAC and RBS Securities Inc., a Delaware corporation, as amended, modified or supplemented from time to time.

Material Adverse Effect: a material adverse effect on (a) the Property, business, operations, financial condition or prospects of any Borrower or any Affiliate thereof, (b) the ability of any Borrower to perform in all material respects its obligations under any of the Loan Documents to which it is a party, (c) the legality, validity or enforceability in all material respects of any of the Loan Documents, (d) the rights and remedies of the Lenders under any of the Loan Documents, (e) the timely payment of the principal of or interest on the Advances or other amounts payable in connection therewith or (f) the Collateral.

Maximum Lawful Rate: this term has the meaning provided in Section 2.6.

Moody’s: means Moody’s Investors Service, Inc. and its successors.

Motor Vehicle: a vehicle, the ownership of which is embodied in a Certificate of Title, driven or drawn by mechanical power and manufactured primarily for use on public streets, roads and highways.

Multiemployer Plan: a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by any Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

Net Equity: the excess of the book value of the assets of the DT Entities On A Consolidated Basis over the book value of the liabilities of the DT Entities On A Consolidated Basis, in each case determined in accordance with GAAP.

Net Income: for any period for the DT Entities On A Consolidated Basis, the net income (or loss) of the DT Entities On A Consolidated Basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than the DT Entities On A Consolidated Basis) in which any other Person (other than the DT Entities On A Consolidated Basis) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the DT Entities On A Consolidated Basis by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a consolidated Subsidiary or is merged into or consolidated with any DT Entity or that Person’s assets are acquired by any DT Entity or a consolidated Subsidiary, (iii) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of their charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (iv) any after-tax gains or losses attributable to asset sales or returned surplus assets of any pension plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

Net Worth: at any time with respect to the DT Entities On A Consolidated Basis, (i) Net Equity at such time, plus (ii) the aggregate amount of Approved Indebtedness at such time, minus (iii) the sum of (x) the aggregate value of all Intangible Assets of the DT Entities On A Consolidated Basis at such time determined in accordance with GAAP and (y) the aggregate amount of all advances to employees of the DTCG at such time.

Notes: the promissory notes provided for by Section 2.2(a) hereof for Advances and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

Obligations: the Advances and all other amounts, including but not limited to all other amounts advanced, expended or applied by the Lenders under this Agreement or any other Loan Document to or for the benefit of the Borrowers or to perform or enforce the Borrowers’ covenants in this Agreement or any other Loan Document, attorney fees, costs of collection, and interest, that the Borrowers owe the Lenders in connection with this Agreement or any other Loan Document.

Parent Company: each of DriveTime and DTAC.

Payment Date: the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day.

PBGC: the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

Permitted Lien: (i) any security interest or Lien at any time granted in favor of Lenders under the Loan Documents; (ii) Liens securing claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies or rentals incurred in the ordinary course of a Borrower’s business; (iii) Liens resulting from deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance, social security and other similar laws; and (iv) Liens on the Collateral agreed to in writing by the Lenders.

Person: any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (including, any agency, instrumentality or division thereof).

Places of Business: those locations set forth in Exhibit 8.1(A), including any third party servicer locations to which a Borrower may send a Motor Vehicle to prepare the Motor Vehicle for sale or repair.

Plan: an employee benefit or other plan established or maintained by a Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

Pre-Default Event: an event that with the passage of time, the giving of notice, or both, would constitute an Event of Default.

Prior Loan and Security Agreement: that certain Second Amended and Restated Loan and Security Agreement, dated as of August 18, 2008, as amended by Amendment No. 1 thereto dated as of December 4, 2008, Amendment No. 2 thereto dated as of December 5, 2008, Amendment No. 3 thereto dated as of March 4, 2009, Amendment No. 4 thereto effective as of April 1, 2009, each by and among DriveTime, DriveTime Sales, Car Sales, The CIT Group/Business Credit, Inc., The Royal Bank of Scotland plc, and MAFS, which amended and restated that certain Amended and Restated Loan and Security Agreement, dated as of August 20, 2007, as amended as of November 2, 2007, by and among DriveTime, DriveTime Sales, Car Sales, The CIT Group/Business Credit, Inc., Greenwich Capital Financial Products, Inc., and MAFS, which amended and restated that certain Loan and Security Agreement, dated as of August 21, 2006, by and among DriveTime, DriveTime Sales, Car Sales, The CIT Group/Business Credit, Inc., Greenwich Capital Financial Products, Inc., and Automotive Finance Corporation, which amended and restated that certain First Amended and Restated Loan and Security Agreement executed October 29, 2004, by and among DriveTime, DriveTime Sales, Car Sales and Automotive Finance Corporation, as amended by Amendment No. 1 thereto dated as of May 26, 2006 and by Amendment No. 2 thereto dated as of July 20, 2006.

Property: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Pro Rata Share: for a Lender, the percentage equivalent of a fraction, the numerator of which is the Aggregate Commitment of such Lender and denominator of which is the Inventory Facility Limit (or, at any time after the Aggregate Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Advances then outstanding constitutes of the aggregate principal amount of all Advances then outstanding).

Purchase Price: with respect to any Eligible Vehicle, the acquisition cost.

Quarterly Measurement Date: for DTCG with respect to any fiscal year, the last day of the March, June, September and December Accounting Periods.

Remittances: all proceeds of, periodic installment payment amounts disclosed in Contracts or other payments or distributions of principal, interest or other amounts on, insurance proceeds, payments from Contract Rights Payors and any other amounts received by or on behalf of DTCG in respect of the Contracts.

Reportable Event: has the meaning set forth in Section 4043 of ERISA.

Requirement of Law: means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

Restricted Payments: means with respect to any Person, (i) collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly and (ii) any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, defeasance, retirement or other acquisition of any subordinate debt of any DT Entity, whether now or hereafter outstanding, or any other distributions in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any DT Entity.

S&P: means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

SCUSA Sale Warehouse: means that certain purchase and sale facility with SCUSA set forth in that certain Amended and Restated Sale and Servicing Agreement dated as of July 31, 2009 among DTAC, SCUSA, DTCC and Wells Fargo Bank, National Association.

Single Employer Plan: has the meaning set forth in Section 3(41) of ERISA.

Stated Rate: this term has the meaning provided in Section 2.6.

Subordinated Loan Agreement: that certain Junior Loan and Security Agreement, dated as of December 5, 2008, as amended as of June 11, 2009, among DTAC, as borrower, the Persons party thereto as “Lenders”, DTCC, as servicer and Wells Fargo Bank, National Association, as collateral agent, as amended, restated, supplemented or otherwise modified from time to time.

Subsidiary: with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

Supplemental Commitment: with respect to each Lender, the amount set forth opposite such Lender’s name under the caption “Supplemental Commitment” on Schedule I attached hereto.

Supplemental Documentation: all agreements, instruments, documents, certificates of title, financing statements, notices of assignment, powers of attorney, subordination agreements, and other written matter necessary or reasonably requested by Lenders to perfect and maintain the Lenders’ perfected security interest in the Collateral or to consummate the transactions contemplated by this Agreement.

Termination Date: August 09, 2010 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law as same may be extended pursuant to Section 2.5(a) hereof.

Transportation Costs: transportation costs in connection with the transfer of an Eligible Vehicle from auction sites to any Borrower’s inspection centers not in excess of $500.00 for any Eligible Vehicle.

UCC: the Uniform Commercial Code as adopted and in effect in the State of New York.

Warehouse Facility: means a committed revolving credit facility (other than the Subordinated Loan Agreement) in favor of DTAC, DriveTime and/or any direct or indirect Subsidiary thereof pursuant to which one or more lenders, purchasers or other investors have agreed to provide financing to DTAC, DriveTime and/or any direct or indirect Subsidiary thereof secured by Contracts.

Section 1.2 Other Terms. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided in the UCC to the extent the same are defined therein.

Section 1.3 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

ARTICLE II- ADVANCES, NOTES AND PREPAYMENTS

Section 2.1 Advances.

(a) Subject to all of the terms and conditions of this Agreement, and provided that no Pre-Default Event or Event of Default shall have occurred and be continuing hereunder, the Lenders agree from time to time, to make loans (individually, an “Advance”; collectively, the “Advances”) to the Borrowers in Dollars, on any Business Day from and including the Effective Date to but excluding the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) the Inventory Facility Limit and (ii) an amount equal to the Inventory Advance Value as in effect from time to time.

(b) Subject to the terms and conditions of this Agreement, during such period the Borrowers may borrow, repay and reborrow hereunder.

Section 2.2 Notes.

(a) The Advances made by each Lender shall be evidenced by a promissory note of the Borrowers substantially in the form of Exhibit 2.2(A) hereto (each a “Note”), dated the date hereof, payable to such Lender in a principal amount equal to such Lender’s Aggregate Commitment as set forth on Schedule I attached hereto of the amount of the Inventory Facility Limit as originally in effect and otherwise duly completed.

(b) The date, amount and interest rate of each Advance made by the Lenders to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by each Lender on its books and noted by such Lender on the grid attached to the applicable Note or any continuation thereof; provided, that the failure of such Lender to make any such recordation or notation shall not affect the obligations of the Borrowers to make a payment when due of any amount owing hereunder or under the Notes in respect of the Advances.

Section 2.3 Procedures for Borrowing.

(a) Allowable Time and Amount of Advances. During the term of this Agreement, the Borrowers, may request an Advance from the Lenders in a minimum principal amount of $500,000.00 on any Business Day during the period from and including the Effective Date to but excluding the Termination Date; provided, that there shall be no more than two requests per week (with concurrent requests to each Lender being considered as a single request for an Advance).

(b) Notice of Borrowing. Any request for an Advance from the Lenders by the Borrowers shall be made by delivering to each Lender an irrevocable notice of borrowing and pledge substantially in the form of Exhibit 2.3(B) hereto (a “Notice of Borrowing”), which must be received no later than 12:00 noon (eastern time) two Business Days prior to the Funding Date. Any such delivery may be made by facsimile or email delivered to the individuals designated by the Lenders to receive such notice.

(c) Additional Deliveries. It shall be a condition precedent to the making of an Advance on a Funding Date that the Borrowers shall have delivered, contemporaneously with furnishing the Notice of Borrowing, to each Lender an Inventory Advance Value Certificate together with sufficient information to enable each Lender to independently calculate the Inventory Advance Value.

(d) Advance by Lenders. Upon the Borrowers’ request for a borrowing pursuant to Section 2.3(b), the Agent shall, assuming that all conditions precedent set forth in Sections 2.3, 7.1 (in the case of the initial Advance) and 7.2 (for all Advances) have been met, and provided that no Pre-Default Event or Event of Default shall have occurred and be continuing, no later than 2:00 p.m. (eastern time) on the Funding Date, make an Advance in an amount which would not cause the aggregate amount of Advances then outstanding (including the requested Advance) to exceed the Inventory Advance Value. Subject to the foregoing, such Advance shall be made available to the Borrowers by the Agent transferring, via wire transfer (pursuant to wire transfer instructions provided by the Borrowers on or prior to such Funding Date), the aggregate amount of such Advance in funds immediately available to the Borrowers. The other Lenders shall transfer, via wire transfer, no later than 12:00 noon (eastern time) on the Funding Date (pursuant to wire transfer instructions provided by the Agent), the following aggregate amounts in funds immediately available to the Agent for payment to the Borrowers, without duplication, in the following order:

(i) first, with respect to a Base Commitment, until the Base Commitments hereunder have been fully made as Advances hereunder or defaulted by a Lender pursuant to this Section 2.3(d), the percentage equivalent of a fraction, the numerator of which is the Base Commitment of such Lender and the denominator of which is the sum of all Base Commitments hereunder; and

(ii) second, with respect to a Supplemental Commitment, solely after the Base Commitments hereunder have been fully made as Advances hereunder, the percentage equivalent of a fraction, the numerator of which is the Supplemental Commitment of such Lender and the denominator of which is the sum of all Supplemental Commitments hereunder.

For clarity, in the event any Advance required hereunder exceeds the aggregate Base Commitments, the amount of such Advance exceeding the aggregate Base Commitments shall be made from the other Lenders with respect to their respective Supplemental Commitment. Notwithstanding the foregoing, with respect to any Advance, in no event shall any Lender be obligated to transfer to any party an amount greater than its Base Commitment or Supplemental Commitment, as applicable, of the related Advance; provided that, a failure of a Lender to make any Advance with respect to its Base Commitment shall not relieve the other Lenders with respect to their respective Base Commitments.

Section 2.4 Requirements of Law.

(a) If any Requirement of Law (other than with respect to any amendment made to a Lender’s certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Advance made by it (excluding net income or franchise taxes) or change the basis of taxation of payments to any Lender in respect thereof;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory Advance or similar requirement against assets held by deposits or other liabilities in or for the account of Advances or other extensions of credit by, or any other acquisition of funds by any office of any Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

(iii) shall impose on any Lender any other condition;

and the result of any of the foregoing is to increase the cost to any Lender, by an amount which such Lender deems to be material, of making, continuing or maintaining any Advance or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable thereafter incurred.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to such Lender’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder by an amount reasonably deemed by such Lender to be material (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy), then from time to time, the Borrowers shall promptly pay to such Lender such additional amount or amounts as will thereafter compensate such Lender for such reduction.

(c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrowers and the other Lenders of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrowers and the other Lenders shall be conclusive in the absence of manifest error.

Section 2.5 Extension of Termination Date.

(a) Upon the mutual written agreement of the Lenders and the Borrowers, the Termination Date shall be extended for a period of three hundred and sixty-four (364) days by giving written notice thereof to the Borrowers at least thirty (30) days prior to the Termination Date. The Borrowers must provide notice of their desire to extend the Termination Date no later than forty-five (45) days prior to the scheduled Termination Date. If any Lender does not respond to such notice from the Borrowers on or before the day that is thirty (30) days prior to the scheduled Termination Date, the Lenders shall be deemed not to have agreed to such extension. If a Termination Date is extended, the Borrowers shall pay the Lenders a renewal fee, the amount of which shall be agreed among the parties at the time of renewal, in immediately available funds by wire transfer to the Lender Account before the effective date of renewal. Upon receipt of such renewal fee, the Agent shall pay the other Lenders their respective Pro Rata Shares of such renewal fee.

(b) If the Lenders and the Borrowers do not agree to extend the Termination Date, the Borrowers shall have up to six (6) months to pay the outstanding principal of the Advances to the Lenders, subject to earlier acceleration pursuant to Section 12.3(b) and (c); provided, however, that there is no Pre-Default Event or Event of Default and no Inventory Advance Value Deficiency and provided further that the Borrowers may not request any additional Advances after such Termination Date.

Section 2.6 Maximum Lawful Rate.

(a) Interest Rate. Notwithstanding any provision in this Agreement, or in any other document, if at any time before the payment in full of the Obligations, any of the rates of interest specified in this Agreement (the “Stated Rates”) exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the “Maximum Lawful Rate”), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rates shall be less than the Maximum Lawful Rate, then, subject to (b) below, the Borrowers shall continue to pay interest at the Maximum Lawful Rate until such time as the total interest received by Lenders is equal to the total interest which Lenders would have received had the Stated Rates been (but for the operation of this Section 2.6(a)) the interest rates payable; thereafter, the interest rates payable shall be the Stated Rates unless and until any of the Stated Rates shall again exceed the Maximum Lawful Rate, in which event this Section 2.6(a) shall again apply. In the event interest payable hereunder is calculated at the Maximum Lawful Rate, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

(b) Amount of Interest. In no event shall the total interest contracted for, charged, received or owed pursuant to the terms of this Agreement exceed the amount, which Lenders may lawfully receive. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 2.6, shall make a final determination that a Lender has received, charged, collected, or contracted for interest hereunder in excess of the amount which such Lender could lawfully have, to the extent permitted by law, such excess shall promptly be applied only to the obligations owed to such Lender (with interest calculated at the Maximum Lawful Rate if applicable) in the order specified in Section 4.3 (excluding clauses third and fourth), and any excess remaining thereafter shall be refunded to the Borrowers. In determining whether the interest exceeds the Maximum Lawful Rate or the maximum amount which a Lender could lawfully have received, the total amount of interest shall, to the extent allowed by law, be spread over the term of the Loan. Any provisions of this Agreement regarding the time during which interest accrues on Advances are only elements of the formula for calculating interest on the Obligations and are not intended to cause interest to be applied to specific Advances for usury determination purposes.

ARTICLE III- COMPUTATIONS; FEES

Section 3.1 Computations. Interest on the Advances shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

Section 3.2 Fees.

(a) Commitment Fee. The Borrowers agree to pay directly to MAFS, on the date hereof a commitment fee equal to $200,000.00 (the “Commitment Fee”), such payment to be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim.

(b) Non-Utilization Fee. The Borrowers agree to pay to the Agent, for the benefit of the Lenders based on their Pro Rata Share, in arrears, on each Payment Date, a non-refundable fee (the “Non-Utilization Fee”) for the Borrowers’ non-use of available funds in an amount equal to the product of (i) 0.50% per annum (the “Applicable Unused Line Fee Margin”) (calculated on the basis of a 360-day year for actual days elapsed in the period for which the Applicable Unused Line Fee Margin is payable, including the first day, but excluding the last day of such period) and (ii) the excess of the (x) Inventory Facility Limit over (y) the average for the period of the daily closing balances of the aggregate Advances outstanding during the Accrual Period for which such fee is due; provided, however, so long as the aggregate Advances outstanding for such period shall exceed fifty percent (50%) of the Inventory Facility Limit, no such Non-Utilization Fee shall be due and payable. Upon the receipt of such Non-Utilization Fee, the Agent shall pay to each other Lender its Pro Rata Share of such fee. The Borrowers further agree to maintain a daily minimum closing balance of the aggregate Advances of $5,000,000.00, except as provided in Section 12.3(b) and (c).

ARTICLE IV- PAYMENTS

Section 4.1 Payments by the Borrowers Generally. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers under this Agreement and the Notes, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent, on behalf of the Lenders, at the Lender

Account, no later than 12:00 noon (eastern time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Each Borrower acknowledges that it has no rights of withdrawal from the foregoing account. The Borrowers shall provide notice to the Lenders upon sending payments to the Lender Account and such notice shall include the amounts of such payments.

Section 4.2 Repayment of Principal and Interest.

(a) Optional Principal Payments. The Advances are prepayable without premium or penalty, in whole or in part, at any time; provided, however, that the Borrowers must provide the Lenders at least one (1) Business Day’s prior written irrevocable notice of any such prepayment. Any amounts prepaid shall be applied in the order set forth in Section 4.3. Amounts repaid may be reborrowed in accordance with the terms of this Agreement.

(b) Mandatory Principal Payments.

(i) Termination Date. Except as provided in Section 2.5 above, the Borrowers shall repay in full on the Termination Date the then aggregate outstanding principal amount of the Advances (as evidenced by each Note). If an Event of Default has occurred and is continuing, the Borrowers shall pay the entire Obligations, on demand if the Obligations is accelerated pursuant to Section 12.3(b) or (c).

(ii) Inventory Advance Value Deficiency. Before 10:00 a.m. (eastern time) on each Business Day, the Borrowers shall deliver to each Lender an Inventory Advance Value Certificate together with sufficient information to allow each Lender to independently calculate such Inventory Advance Value, the calculation in such certificate to be made as of the close of business on the prior Business Day. The Borrowers acknowledge, agree and certify that each time an Inventory Advance Value Certificate is submitted that the information contained therein will be true, correct and complete as of the date submitted. In the event that such Inventory Advance Value Certificate indicates or if at any time the aggregate outstanding principal amount of Advances exceeds, or if at any time any Lender shall notify the Borrowers that the aggregate outstanding principal amount of Advances exceeds the Inventory Advance Value (an “Inventory Advance Value Deficiency”), the Borrowers shall no later than the close of business on the next Business Day prepay the Advances in part or in whole to the Lenders, such that after giving effect to such prepayment the aggregate outstanding principal amount of the Advances does not exceed the Inventory Advance Value.

(c) Interest Payments. The Borrowers shall pay to the Agent, on behalf of the Lenders, on the Payment Date interest on the unpaid principal amount of each Advance for the period from and including the date of such Advance to but excluding the date such Advance shall be paid in full, at a rate per annum equal to the LIBOR Rate (or if such rate is not available, the Alternate Base Rate minus 2.50%) plus the Applicable Margin. Any accrued and unpaid interest shall be due and payable on the Termination Date.

(d) Payment Date Reports. No later than three (3) Business Days prior to each Payment Date, the Borrowers shall provide the Lenders with a Payment Date Report as set forth on Exhibit 4.2(D) attached hereto, which shall set forth the payments to be made on the Payment Date in accordance with Section 4.3 for the prior Accrual Period.

(e) Approval. No later than one (1) Business Day after receipt of such Payment Date Report from the Borrowers, each Lender shall approve such Payment Date Report in its sole discretion; provided, however, if a Lender does not approve such Payment Date Report, such Lender shall provide an alternate distribution schedule, which shall be subject to approval by the other Lenders and the Borrowers, and with which Borrowers shall comply on the Payment Date. If all Lenders are unable to agree with respect to a Payment Date Report prior to the related Payment Date, the Payment Date Report on which the majority of the Lenders agree shall be utilized for the related Payment Date. If the majority of the Lenders are unable to agree with respect to a Payment Date Report prior to the related Payment Date, the Payment Date Report submitted by the Borrowers shall be utilized for the related Payment Date. Following such Payment Date, the Lenders and the Borrowers shall continue consulting and negotiating to resolve any further differences and any necessary changes shall be made on the Payment Date Report and Payment Date for the following month.

Section 4.3 Application of Payments.

(a) On each Payment Date, any payment received in the Lender Account shall be applied by the Agent, without duplication, in the following order:

(i) First, for application to any overdue interest on the Advances, among the Lenders, pro rata, in proportion to their then-outstanding Advances, until paid in full;

(ii) Second, for application to any accrued interest on the Advances, among the Lenders, pro rata, in proportion to their then-outstanding Advances, until paid in full;

(iii) Third, during the continuance of an Event of Default, for application to any Inspection Fees due and payable to MAFS under Section 6.4(b) hereof, until paid in full;

(iv) Fourth, for application to any fees due and payable to the Lenders under the Loan Documents, among the Lenders, according to their Pro Rata Shares, until paid in full, provided that Inspection Fees shall be excluded from the scope of this clause (iv) and the Collateral Administrative Fee shall only be included within the scope of this clause (iv) during the continuance of an Event of Default;

(v) Fifth, for application to any expenses, reimbursements, indemnities and other similar amounts then due and payable to the Lenders under the Loan Documents, among the Lenders according to their respective claims, until paid in full; and

(vi) Sixth, for application to any unpaid principal balance of the Advances, among the Lenders, in accordance with the following:

(A) solely during the occurrence and continuance of an Event of Default, pro rata, in proportion to their then-outstanding Advances, until paid in full; and

(B) at all other times, without duplication, in the following order:

(1) first, for application to any unpaid principal balance of all Advances made with respect to Supplemental Commitments, pro rata among the related Lenders, in proportion to their Supplemental Commitments, until paid in full; then

(2) second, solely after all Advances made with respect to Supplemental Commitments have been paid in full, for application to any unpaid principal balance of all other Advances, pro rata among the applicable Lenders, in proportion to their Base Commitments, until paid in full.

ARTICLE V- ADMINISTRATION

Section 5.1 Borrower Administration. The Borrowers shall furnish to the Lenders such reports in such forms that the Lenders determine are necessary to track and monitor Eligible Vehicles, Inventory, Motor Vehicles (to the extent included in the calculation of Eligible Vehicle Advance Value) and the Inventory Advance Value. Such reports shall be in a format and on a medium readable by each Lender’s computer software, or such other format or medium reasonably acceptable to the Lenders. In the event the Borrowers are unable, for any reason, to deliver such reports in electronic form, each Lender agrees that providing the reports in paper form to each Lender is a medium/format acceptable to each Lender.

Section 5.2 SCUSA as Agent.

(a) Each Lender hereby designates and appoints SCUSA or its designee, and SCUSA agrees to act, as the agent (in such capacity, the “Agent”) for the other Lenders for all purposes when SCUSA is acting on behalf of the Lenders under this Agreement and the other Loan Documents for purposes of Sections 2.3(d), 2.5(a), 3.2(b), 4.1, 4.2(c), 4.3 and 12.3(a), and this Section 5.2 of this Agreement. The provisions of this Section 5.2 are solely for the benefit of the Lenders and no Borrower shall have rights as a third-party beneficiary of any provisions contained herein.

(b) At any time or times that the Agent receives by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, the Agent shall act as agent for the other Lenders as to all amounts owing to the other Lenders and shall distribute all such amounts to the other Lenders in accordance with the terms of this Agreement or the Loan Documents, as applicable. When the Agent receives notification from the Borrowers that funds have been sent to the Lender Account and the Agent verifies that such funds are received by 12:00 noon (eastern time), the Agent shall distribute amounts owing to the other Lenders on the same Business Day in accordance with the Loan Documents, otherwise the Agent shall distribute such amounts on the next Business Day.

(c) At any time or times that the Agent receives Advances from the other Lenders, the Agent shall act as agent for the other Lenders as to such Advances and shall distribute all such Advances in accordance with the terms of this Agreement or the other Loan Documents, as applicable.

(d) As to any matters not expressly provided for by the Loan Documents, the Agent shall not exercise any discretion or take any action (including, without limitation, enforcement or collection of the Notes), but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the joint instructions of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent may perform any of its duties by or through its officers, directors, agents or employees, it being understood that all such actions taken by such officers, directors, agents or employees shall be on behalf of the Agent.

(e) The Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them under any Loan Document or in connection herewith or therewith unless caused by its or by their gross negligence or willful misconduct or material violation of a Requirement of Law or this Agreement or the other Loan Documents. The duties of the Agent shall be administrative in nature, the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender, and nothing in any Loan Document, expressed or implied, is intended to or shall be construed as to impose upon the Agent any obligations in respect of any Loan Document except as expressly set forth herein.

(f) If the Agent shall request instructions from the Lenders with respect to any act or action (including failure to act) in connection with any Loan Document, the Agent shall be entitled to refrain from acting or taking the action unless and until the Agent shall have received joint instructions from the Lenders, and the Agent shall not incur liability to any Person by reason of so refraining.

(g) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, e-mail, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person. The Agent may consult with legal counsel (including counsel for any Affiliate), independent public accountants and other experts selected by the Agent and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts with respect to matters within their expertise.

(h) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and the Guarantor in connection with the making and the continuation of each Advance and the taking or not taking of any action in connection herewith, (ii) its own appraisal of the creditworthiness of the Borrowers and the Guarantor and the merits and risks of extensions of credit hereunder and (iii) its own independent appraisal of the Collateral. The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Loan Documents, Collateral or the financial condition of the Borrowers and the Guarantor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any Loan Document, or the financial condition of the Borrowers and the Guarantor or the existence or possible existence of any Event of Default.

ARTICLE VI- COLLATERAL: GENERAL TERMS

Section 6.1 Security Interest. To secure the performance and payment of the Obligations and all of the Borrowers’ existing and future obligations to the Lenders arising under or related to this Agreement or any other Loan Document, the Borrowers hereby grant to each Lender a continuing security interest in and to all of the following property of each Borrower, whether now owned or existing or hereafter arising or acquired and regardless of where located:

(a) Inventory; Motor Vehicles; Certificates of Title related to Inventory and Motor Vehicles; insurance policies; and benefits and rights under insurance policies, all as related to Inventory and Motor Vehicles, which such Borrower is solely or jointly the owner of, insured under, the lienholder or loss payee under, or the beneficiary of;

(b) accessions to, substitutions for and all replacements, products and proceeds of, any of the foregoing property; and

(c) books and records (including, without limitation, financial statements, accounting records, customer lists, credit files, computer programs, electronic data, print-outs and other computer materials and records) of each Borrower pertaining to any of the foregoing property;

provided, however, that the Collateral (including without limitation, proceeds of Collateral) shall not include the Contract Collateral or other Property not described above.

Section 6.2 Disclosure of Security Interest. Each Borrower shall make appropriate entries upon its financial statements and its books and records disclosing each Lender’s security interest in the Collateral.

Section 6.3 Additional Acts. Each Borrower shall perform all other acts as reasonably requested by the Lenders for the purpose of perfecting, protecting, maintaining and enforcing the Lenders’ security interest in the Collateral and the priority of such security interest. Each Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement. Each Borrower, upon request of a Lender, shall either pay or reimburse such Lender for all costs, filing fees and taxes associated with the perfection of such Lender’s security interest.

Section 6.4 Inspection and Access.

(a) Each Lender and its agents (including but not limited to representatives of any inspection agent appointed by any Lender) shall have the right, at any time, to (i) during the Borrowers’ usual business hours, inspect the Collateral and the premises upon which any of the Collateral is located; (ii) during the Borrowers’ usual business hours, inspect, audit and make copies or extracts from any of the Borrowers’ records, computer systems, files, and books of account related to the Collateral; (iii) during the Borrowers’ usual business hours, monitor the Borrowers’ performance of its obligations with respect to this Agreement; and (iv) obtain information about the Borrowers’ affairs and finances from any Person; and (v) verify, in the Lenders’ name or in the name of the Borrowers, the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral. Each Borrower, shall, upon the Lenders’ request from time to time, instruct its vendors, banking and other financial institutions and its accountants to make available to the Lenders and discuss with the Lenders such information and records as Lenders may reasonably request. Each Borrower authorizes the Lenders, if requested by a Person other than a credit reporting agency and without request if the Person is a credit reporting agency, to provide that Person with information about the Obligations, Collateral and such Borrower’s performance of this Agreement. If any Borrower maintains or stores any data with respect to Collateral on a computer data system, any Borrower shall upon request of the Lenders provide the Lenders with (y) on-line access to such computer data system and (z) deliver to the Lenders duplicate copies of the requested data in machine readable form acceptable to the Lenders along with a printout or other hard copy of such data. If at any time during the Agreement, any of the Lenders establish on-line access to the Borrowers’ computer systems, each such Lender shall exercise such care as it exercises with respect to its own computer systems regarding the integrity and confidentiality of the Borrowers’ information therein, each such Lender shall restrict its access to those parts of the Borrowers’ computer systems that relate to the Collateral and each such Lender shall observe all reasonable security requirements relating to the Borrowers’ computer systems as such Lender is advised of by the Borrowers; provided, however, that such observance shall in no way prevent such Lender from accessing Borrower’s information.

(b) The other Lenders acknowledge that MAFS has engaged DataScan Technologies LLC (the “Lenders Inspection Agent”), to perform collateral inspection and audit services for the Lenders, including, but not limited to, inspections and audits with respect to Collateral at the Borrowers’ Places of Business. MAFS agrees to furnish to each other Lender copies of the collateral inspection reports that MAFS receives from the Lenders Inspection Agent. The Borrowers agree to pay MAFS directly $12,500 per month (the “Collateral Administrative Fee”) and to reimburse MAFS for all fees paid and out-of-pocket costs incurred by MAFS in connection with the services performed by the Lenders Inspection Agent (the “Inspection Fees”). MAFS will invoice the Borrowers monthly, and the Borrowers shall pay the Collateral Administrative Fee and the Inspection Fees directly to MAFS on or before the 15th day of the month following the invoiced month. Fees payable by the Borrowers pursuant to this Section shall constitute Obligations for all purposes under the Loan Documents, subject, however, to certain limitations set forth in Section 4.3 hereof. If at any time during the continuance of an Event of Default insufficient funds are received by and available to the Agent to pay fully all outstanding fees due under this Section, then each of the Lenders other than MAFS severally agrees to pay to MAFS within ten days of written demand such Lender’s Pro Rata Share of such outstanding Inspection Fees; provided, however, that the other Lenders shall not be responsible for MAFS’s Pro Rata Share of such outstanding Inspection Fees. MAFS shall provide written notice to each other Lender of the Borrowers failure to pay any fees under this Section for a period of forty-five days following the 15th day of each month. Failure by MAFS to provide such written notice shall release such other Lenders from any responsibility to pay MAFS such Lender’s Pro Rata Share of any such outstanding Inspection Fees.

(c) Furthermore, the Lenders shall have the right to appoint an inspection agent (the “Additional Lenders Inspection Agent”) performing the same services and having the same responsibilities as the Lenders Inspection Agent. If the other Lenders appoint such an agent, the Borrowers agree to pay the Additional Lenders Inspection Agent directly for up to four (4) audits per year actually performed at each of the Borrowers’ applicable Places of Business. The Borrowers agree to pay the Additional Lenders Inspection Agent a Sixty-Five Dollar ($65.00) fee for each audit plus One Dollar ($1.00) for every Motor Vehicle audited during any single audit in excess of sixty (60) Motor Vehicles to cover the cost of such audits. Such audit fees shall be billed directly to the Borrowers and the Borrowers shall pay the Additional Lenders Inspection Agent for such fees independently of Section 4.3.

Section 6.5 Lenders Authorization. By execution of this Agreement, each Borrower authorizes each Lender and any of its officers or employees to execute and file, on behalf of such Borrower and without such Borrower’s signature, original financing statements, amendments, continuation statements, and any other documents any Lender deems necessary or desirable to protect its interests. Each Borrower authorizes each Lender to supply any omitted information and correct errors in any document executed by or on behalf of such Borrower.

Section 6.6 Change of Collateral, Location, Office or Structure. The Borrowers shall keep the Inventory and the Motor Vehicles at the Borrowers’ Places of Business or at an auction location to the extent customary to do so and shall, at a Lender’s request, advise the Lenders of the location of any other Collateral. No Borrower shall change its name, jurisdiction of organization, trade name, principal place of business or chief executive office as listed in Exhibit 8.1(A) unless such Borrower gives the Lenders at least forty-five (45) days prior written notice of such change and prior thereto has taken all actions that the Lenders require to maintain the priority and perfection of their security interests in, and access to, the Collateral. Upon changing the location of any existing service center or other Place of Business (other than third party service centers), the Borrowers shall provide the Lenders with an amended Exhibit 8.1(A) reflecting such change.

Section 6.7 Termination of Security Interests. The Lenders’ security interests in the Collateral shall continue until performance and payment in full of all of the Borrowers’ obligations to the Lenders in accordance with the terms of agreements creating such obligations; and if, at any time, all or part of a payment or transfer made by any Borrower or any other Person and applied by the Lenders to the Borrowers’ obligations to the Lenders is rescinded or otherwise must be returned by Lenders for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Borrower or such other Person), the security interest granted hereunder or under any other present or future agreement between the Borrowers and the Lenders, and all rights of the Lenders, shall be reinstated as to the obligations which were satisfied by the payment or transfer rescinded or returned, all as though such payment or transfer had not been made, and the Borrowers shall take the action requested by the Lenders to re-perfect all terminated security interests and to reinstate all satisfied obligations.

Section 6.8 Financing Statements Filings. Notwithstanding the order of filing of any financing statements or other instruments by any Lender with respect to the Collateral or the possession by any Lender of any such Collateral, the parties acknowledge that the Lenders shall have equal priority.

ARTICLE VII- CONDITIONS TO ADVANCES

Section 7.1 Conditions to Effectiveness. The following conditions precedent shall be satisfied prior to the making of the initial Advance hereunder:

(a) The Lenders shall have received this Agreement, executed and delivered by a duly authorized officer of each Borrower.

(b) The Lenders shall have received the following documents, each of which shall be satisfactory to the Lenders in form and substance:

(i) The Notes, duly completed and executed.

(ii) The Amended and Restated Guaranty, duly executed and delivered by the Guarantor and acceptable to each Lender in its sole discretion.

(iii) The Intercreditor Agreement, duly executed and delivered by all parties thereto.

(iv) Termination and Release Agreements from The Royal Bank of Scotland plc and The CIT Group/Business Credit, Inc. in respect of the Prior Loan and Security Agreement and all Liens arising thereunder or in connection therewith, duly executed and delivered by all parties thereto.

(v) Lien searches with respect to each Borrower.

(c) Lien Perfection. Each Borrower shall have taken all steps necessary to ensure that the security interest granted hereunder in the Collateral shall constitute a first priority, fully perfected security interest under the Uniform Commercial Code in all right, title and interest of such Borrower in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code. Each Borrower shall not create or permit to exist any mortgage, pledge, title retention Lien or other Lien, encumbrance or security interest with respect to any of the Collateral, except for Permitted Liens.

(d) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of each Borrower and the Guarantor and of all corporate or other authority for each Borrower and the Guarantor with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by each Borrower and the Guarantor from time to time in connection herewith (and each Lender may conclusively rely on such documents until it receives notice in writing from each Borrower or the Guarantor to the contrary).

(e) Legal Opinion. A legal opinion of counsel to the Borrowers and the Guarantor with respect to general corporate matters and with respect to perfection and priority, in a form acceptable to the Lenders.

(f) Filings, Registrations, Recordings. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Lenders, a perfected security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared for filing (including the applicable county or counties if each Lender determines such filings are necessary in its reasonable discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such security interest.

(g) Fees and Expenses. The Lenders shall have received all fees and expenses required to be paid by the Borrowers on or prior to the initial Funding Date pursuant to Sections 3.2 and 13.7 and such fees and expenses may be netted out of any Advance made by the Lender hereunder.

(h) Financial Statements. The Lenders shall have received the financial statements referenced in Section 10.4.

(i) Consents, Licenses, Approvals, etc. The Lenders shall have received a list certified by the Borrowers of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrowers and the Guarantor of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.

(j) Insurance. The Lenders shall have received evidence in form and substance satisfactory to the Lenders showing compliance by the Borrowers as of such initial Funding Date with Section 10.10 hereof.

(k) Original Agreement. No Pre-Default Event or Event of Default shall have occurred and be continuing under the Prior Loan and Security Agreement, and the Lenders shall have received a certificate of each of the Parent Companies, duly executed by an officer thereof and otherwise acceptable to each Lender in its sole discretion, attesting to the satisfaction of such condition.

(l) Other Documents. The Lenders shall have received such other documents as each Lender or its counsel may reasonably request.

Section 7.2 Conditions to Each Advance. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Lenders hereunder, the Lenders shall not be obligated to make any Advances (including the initial Advance) unless at the time of the Advance, all of the following conditions shall, in each Lender’s sole determination, be satisfied:

(a) All of the representations and warranties of the Borrowers in all of the Loan Documents shall be true and correct on and as of the date of such Advance as though they were made on and as of such date and the Borrowers shall have performed all of their obligations contained in the Loan Documents required to be performed as of such date;

(b) The making of the Advance will not cause or constitute an Event of Default or Pre-Default Event;

(c) There shall have been no material adverse change in the financial condition of DTCG;

(d) No claim has been asserted or proceeding commenced challenging this Agreement or Lenders’ rights under this Agreement, and no claim has been asserted which if true would be a breach of a representation and warranty in the Loan Documents;

(e) No Event of Default shall have occurred and still be in existence, and no Pre-Default Event shall have occurred and still be in existence;

(f) Lenders have a first priority perfected security interest in the Collateral. None of the Collateral is subject to any Lien, except for Permitted Liens;

(g) The Inventory Advance Value Certificate and all other reports delivered by the Borrowers and the Borrowers’ records of operations have been satisfactory to the Lenders;

(h) The Borrowers shall have provided such additional information and documents as the Lenders may reasonably request; and

(i) The aggregate outstanding principal amount of the Advances shall not exceed the Inventory Advance Value.

ARTICLE VIII- REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

Section 8.1 Representations of the Borrowers. The Borrowers, jointly and severally, hereby make the following representations and warranties. The representations and warranties are made as of the execution and delivery of the Agreement, and each time the Borrowers request an Advance the representations and warranties are deemed to be made again at that time. Any Lender’s knowledge of any breach of the representations and warranties contained herein shall not void any of the representations or warranties or affect such Lender’s rights with respect to the breach.

(a) Organization, Good Standing, Name and Location. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the States where it conducts business, with power and authority to own its properties and to conduct its business. Each Borrower has, is in good standing under, and is in compliance with, all governmental approvals, licenses, permits, certificates, inspections, consents and franchises necessary to conduct its business, to enter into and perform the Loan Documents and to own and operate its business. Each Borrower’s jurisdiction of organization is set forth on Exhibit 8.1(A). The addresses of each Borrower’s places of business including, without limitation, the locations where such Borrower conducts such Borrower’s retail sales of Inventory and Motor Vehicles, such Borrower’s principal place of business and chief executive office, and such Borrower’s proposed places of business are set forth in Exhibit 8.1(A). During the preceding five (5) years, each Borrower has not been known by or used any other corporate, trade or fictitious name except as disclosed in Exhibit 8.1(A).

(b) Due Qualification. Each Borrower has, and is in good standing under, all licenses, permits, and approvals in all jurisdictions that are required for such Borrower’s performance of the Loan Documents.

(c) Power and Authority. Each Borrower has the power and authority to execute the Loan Documents and carry out their terms, and the execution and performance of the Loan Documents have been duly authorized by all necessary corporate action. The execution and performance of the Loan Documents by each Borrower does not require the consent or approval of any Person.

(d) Valid and Binding Obligations. The Loan Documents constitute valid loan obligations of each Borrower and a valid granting of a security interest in the Collateral to Lenders, and are legal, valid and binding obligations of each Borrower enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, other similar laws affecting creditors generally and by equitable principles. Each Borrower’s use of the Advances is a legal and proper corporate use. Each Borrower has not used Advances to give any preference to any creditor or to make a fraudulent transfer.

(e) No Violation. Each Borrower’s execution and performance of the Loan Documents does not conflict with, result in any breach of, nor constitute (with or without notice or lapse of time) a default under, (i) the articles of incorporation or bylaws of such Borrower, or (ii) any indenture, instrument, agreement, or court order by which it is bound, or (iii) any applicable law, rule or regulation, or (iv) nor does it result in the creation or imposition of any Lien upon any of such Borrower’s properties other than that granted to Lenders.

(f) No Proceedings. Except as otherwise set forth on Exhibit 8.1(F), there are no proceedings or investigations pending, or to the best of each Borrower’s knowledge, overtly threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over any Borrower or its properties, which (i) assert the invalidity of the Loan Documents, (ii) seek to prevent the consummation of any of the transactions contemplated by the Loan Documents, (iii) seek any determination or ruling that, if determined adversely to any Borrower, would materially and adversely affect the Collateral, any Borrower’s ability to perform its obligations under the Loan Documents, the validity or enforceability of the Loan Documents, Lenders’ rights under the Loan Documents, or any Borrower’s financial condition or business, or (iv) allege that any Borrower is in violation of any statute, regulation, rule or ordinance of any governmental entity, including, without limitation, the United States of America, any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof except in connection with complaints of Contract Debtors made in the normal course of any Borrower’s business and not of a material nature.

(g) Collateral. Each Borrower has good and marketable ownership of and legal and beneficial title to the Collateral and the Collateral is free and clear of all Liens, claims, charges, defenses, counterclaims, offsets, encumbrances and security interests of any kind or nature, except the Permitted Liens. The security interests granted to Lenders in the Collateral pursuant hereto are perfected first priority security interests and no claim of ownership or other interest has been asserted which would be a breach of this Section 8.1(g).

(h) Taxes. All required federal, state and local tax returns of each Borrower have been accurately prepared and duly and timely filed (within the initial or extended time period allowed therefore) and all federal, state and local taxes required to be paid with respect to the periods covered by such returns have been paid. No Borrower has been delinquent in the payment of any tax, assessment or other governmental charge, which could adversely affect in any way the Collateral.

(i) Brokers. No Person has, by reason of any Borrower conduct, any right, interest or claim against any Borrower, any Lender or the Collateral for any commission, fee or other compensation as a finder or broker or in any similar capacity with respect to the Advances evidenced by this Agreement.

(j) Status and Condition. As of the date hereof and immediately after giving effect to each Advance, the fair value of the assets of the Borrowers is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of the Borrowers in accordance with GAAP) of the Borrowers, each Borrower is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and propose to engage. No Borrower intends to incur, or believe that it has incurred, debt beyond its ability to pay such debts as they mature. No Borrower is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of any Borrower or any of its assets. No Borrower is transferring any Collateral with any intent to hinder, delay or defraud any of its creditors.

(k) Disclosure. There is no fact known to any Borrower which such Borrower has not disclosed to any Lender in writing with respect to the Collateral or the assets, liabilities, financial condition or activities of any Borrower or its Affiliates which would or may be likely to have a material adverse effect upon the Collateral or any Borrower’s ability to perform its obligations under the Loan Documents. All information and documents prepared by the Borrowers and provided to any Lender at any time are true and accurate at the time of delivery. No Borrower has any knowledge that any information or documents, not prepared by any Borrower but delivered by any Borrower to any Lender were not true and accurate at the time of delivery.

(l) Articles of Incorporation and Good Standing. Each Borrower’s Articles of Incorporation received by each Lender pursuant to this Agreement has not been modified. No Borrower has taken or allowed any action that would result in it not being in good standing. No Borrower has received notice of any actual or threatened action to revoke its articles of incorporation or good standing.

(m) Financial Statements. All financial statements of the Borrowers and Affiliates delivered to each Lender fairly present the assets, liabilities and financial condition and income as of the dates thereof. There are no material omissions from the financial statements and there has been no development or event nor any prospective development or event with respect to the assets, liabilities or financial condition since the date of the most recently delivered financial statements, which has had or should reasonably be expected to have a Material Adverse Effect. There exists no equity or long-term investments in, or outstanding advances to, or guaranties of, any Person except such equity, investment, advances, or guaranties disclosed in the financial statements. The financial statements accurately disclose all transactions with Affiliates.

(n) Conditions. Each time the Borrowers request an Advance, the conditions in Section 7.2 have been met.

(o) No Defaults. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement and the other Loan Documents or any Borrower’s performance hereunder or thereunder, constitute an Event of Default. No Borrower is in default, and no event has occurred and is continuing, and no condition exists, which constitutes, or with the passage of time or the giving of notice or both, would constitute, a default under any material agreement between any Borrower and any Person, including the payment of any debt or other obligation permitted under the Loan Documents to any Person for borrowed funds, or any obligation relating to the securitization of any assets of any Borrower or any Affiliate of any Borrower.

(p) Margin Regulations. Neither the making of any Advance hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T or Regulation U.

(q) Investment Company Act. No Borrower nor any respective Subsidiary is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to any Federal or state statute or regulation, which limits its ability to incur Indebtedness.

(r) Location of Books and Records. The location where each Borrower keeps its books and records including all computer tapes and records relating to the Collateral is its chief executive office, chief operating office or as set forth on Exhibit 8.1(A) attached hereto.

(s) Subsidiaries. All of the Subsidiaries of the Borrowers at the date hereof are listed on Exhibit 8.1(S) attached hereto.

(t) Breach of Guaranty. No officer of any Borrower is aware of (i) any breach of any representation, warranty, covenant or agreement made by any Guarantor under the Guaranty, (ii) any continuing default or event of default under the Guaranty, (iii) any repudiation of the Guaranty by any Borrower or the Guarantor or (iv) any event, circumstance or fact that has occurred and is continuing that could reasonably be expected to result in such a breach, default or event of default under the Guaranty.

(u) ERISA and Labor Issues. Each Plan to which any Borrower makes direct contributions, and, to the knowledge of each Borrower, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which any Borrower would be under an obligation to furnish a report to the Lenders under Section 10.4(d) hereof. No Borrower is a party to any collective bargaining contract.

(v) Licenses. No Lender will be required as a result of financing or taking a pledge of the Collateral to be licensed, registered or approved or to obtain permits or otherwise qualify (i) to do business in any state in which it currently so required or (ii) under any state consumer lending, fair debt collection or other applicable state statute or regulation.

ARTICLE IX- INDEMNITIES

Section 9.1 Indemnity. The Borrowers shall indemnify, jointly and severally, and hold each Lender harmless from any and all losses, claims, damages, costs, good faith settlements, expenses, taxes, reasonable attorneys’ fees or other liabilities, including but not limited to costs of investigation, litigation fees and expenses, and costs in successfully asserting the right to indemnification hereunder (each a “Loss” and collectively, “Losses”) incurred by such Lender at any time and pertaining to (i) facts which are, or allegations which if true would be, a breach of any representation, warranty, obligation, agreement or covenant of any Borrower contained in the Loan Documents, (ii) such Lender entering into the Loan Documents or making Advances, (iii) an Event of Default or a Pre-Default Event, (iv) activities, operations or conduct of any Borrower or any Affiliates, or (v) any investigation, litigation or proceeding related to the Advances, this Agreement or any other Loan Document except, in each case, to the extent that such Loss was directly caused by such Lender’s gross negligence or willful misconduct.

ARTICLE X- AFFIRMATIVE COVENANTS

The following covenants shall remain in effect until the full payment and performance of all of the Borrowers’ obligations to the Lenders:

Section 10.1 Books and Records. Each Borrower shall maintain accurate and complete books and records with respect to the Collateral and such Borrower’s business. All accounting books and records shall be maintained in accordance with GAAP consistently applied.

Section 10.2 Payment of Fees and Expenses. The Borrowers shall pay to the Lenders, on demand, any and all fees, costs or expenses which such Lender pays to a bank or other similar institution arising out of or in connection with the forwarding to the Borrowers, or any other Person on behalf of the Borrowers, by such Lender of Advances pursuant to this Agreement.

Section 10.3 Continuity of Business and Compliance. Each Borrower shall maintain its corporate existence and shall continue in business in a prudent, reasonable and lawful manner with all necessary licenses, permits, and qualifications necessary to perform this Agreement. Each Borrower shall take the steps necessary for the representations and warranties in Article VIII to be true at all times. In the event that any Borrower learns that a representation and warranty in Article VIII is no longer true, it shall notify Lenders within one (1) Business Day after learning thereof. Each Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, truth in lending and all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

Section 10.4 Financial Statements and Access to Records. The Borrowers shall deliver to each Lender:

(a) (i) as soon as available and in any event within fifteen (15) days after the end of each month, the unaudited consolidated balance sheets of DTCG as at the end of such month and the related unaudited combined statements of income for DTCG for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of an officer of the Borrowers, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of DTCG in accordance with GAAP, consistently applied, as at the end of, and for, such month (subject to normal year-end audit adjustments);

(ii) as soon as available and in any event within sixty (60) days after the end of each of the first three quarterly fiscal periods of each fiscal year of DTCG, the unaudited consolidated balance sheets of DTCG as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for DTCG for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of an officer of the Borrowers, which certificate shall state that each such consolidated financial statement fairly presents the financial condition and results of operations of DTCG in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

(b) as soon as available and in any event within one hundred and five (105) days after the end of each fiscal year of DTCG, the audited consolidated balance sheets of DTCG as at the end of such fiscal year and the related audited consolidated statements of income and retained earnings and of cash flows for DTCG for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that each consolidated financial statement fairly presents the financial condition and results of operations of DTCG at the end of, and for, such fiscal year in accordance with GAAP, containing a footnote stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Pre-Default Event or Event of Default;

(c) from time to time such other information regarding the financial condition, operations, liabilities, or business of the Borrowers or Guarantor as any Lender may reasonably request; and

(d) as soon as reasonably possible, and in any event within thirty (30) days after an officer knows, or with respect to any Plan or Multiemployer Plan to which the Borrowers or any of their Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrowers setting forth details respecting such event or condition and the action, if any, that the Borrowers or any of their ERISA Affiliates proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by any Borrower or an ERISA Affiliate with respect to such event or condition):

(i) any Reportable Event, with respect to a Plan, as to which PBGC has not by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a Reportable Event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

(ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by any Borrower or an ERISA Affiliate to terminate any Plan;

(iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(iv) the complete or partial withdrawal from a Multiemployer Plan by any Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against any Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

(vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if any Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.

(e) as soon as available and in any event within fifteen (15) days of the end of each Accounting Period, reports in form and substance satisfactory to the Lenders, with respect to each Accounting Period, (i) the gross and net amount by aggregate unpaid principal balance of Contracts which were charged-off by Guarantor, as percent of the principal balance of all such Contracts at the beginning of such Accounting Period and (ii) the aggregate unpaid principal balance of Contracts, as percent of the principal balance of all such Contracts as of such date of determination as to which all or any portion of any scheduled payment for such Contract in excess of 10.00% of such scheduled payment is due and unpaid for more than 30 days but less than 91 days (other than contracts charged-off by Guarantor), as of the nearest Sunday to the last day of the Accounting Period (which may be after such last day).

The Borrowers will furnish to the Lenders, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, (i) detailed calculations for each financial covenant required pursuant to Section 10.6 hereof and (ii) a certificate of an officer of the Borrowers (a “Compliance Certificate”) to the effect that, to the best of such officer’s knowledge, the Borrowers during such fiscal period or year have observed or performed all of their covenants and other agreements, and satisfied every material condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Pre-Default Event or Event of Default except as specified in such certificate (and, if any Pre-Default Event or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Borrowers have taken or proposes to take with respect thereto), in the form attached hereto as Exhibit 10.4(D).

Section 10.5 Subsequent Actions. At the request of any Lender, the Borrowers shall execute and deliver to such Lender after execution of this Agreement such documents or take such further action as such Lender deems reasonably necessary to carry out the Agreement.

Section 10.6 Financial Condition.

(a) The Leverage Ratio, as of any Quarterly Measurement Date, shall be not greater than 5.0:1.0.

(b) At all times, Available Liquidity shall be not less than Twenty Million Dollars ($20,000,000.00).

(c) The Average Gross Margin achieved on all vehicle sales during any Accounting Period shall not be less than $3,700.00.

(d) At all times, the Net Worth of the DT Entities On A Consolidated Basis shall be equal to or greater than $325,000,000, plus 55% of positive net income earned after December 31, 2008.

Section 10.7 Litigation Matters. The Borrowers shall notify each Lender in writing, promptly upon its learning thereof, of any litigation, arbitration or administrative proceeding which the Borrowers reasonably believe may have a Material Adverse Effect on the Borrowers or their Affiliates, or the ability of the Borrowers to perform the Loan Documents or which in any way involve Lenders’ security interest in the Collateral or other rights under the Loan Documents.

Section 10.8 Value of Collateral. If in any Lender’s reasonable judgment the Inventory or the Motor Vehicles have materially decreased in value, other than through ordinary depreciation, the Borrowers shall either provide enough additional Collateral to satisfy the Lenders or reduce the Obligations by an amount sufficient to satisfy the Lenders.

Section 10.9 Payment of Obligations. The Borrowers shall pay and perform, as and when due, all of their obligations, including, without limitation, all of their obligations to the Lenders.

Section 10.10 Borrowers’ Insurance. The Borrowers represent that the Borrowers are self-insured for any loss or damage to the Inventory, but in the event that the Borrowers shall incur an otherwise insurable loss in any single occurrence of Five Hundred Thousand Dollars ($500,000.00) or more with respect to the Inventory, then with respect to the Inventory, the Borrowers shall exercise good faith best efforts to promptly seek and obtain casualty insurance in an amount equal to at least Ten Million Dollars ($10,000,000.00), umbrella insurance in an amount equal to at least Ten Million Dollars ($10,000,000.00) and comprehensive insurance in an amount equal to at least Ten Million Dollars ($10,000,000.00) per occurrence and in the aggregate. The Borrowers shall provide each Lender, or each Lender’s designee, with certificates as to policies of such insurance covering the Inventory together with evidence that the premium therefore has been paid and that the Lenders have been named as loss payee and additional insured on such policies. The proceeds of loss under such policies are hereby assigned to the Lenders. If the Lenders determine that the Borrowers have not maintained the required insurance coverage for the Inventory, the Lenders may, but have no obligation to, purchase a policy or policies of insurance (through forced placement or otherwise) any may treat amounts so expended as additional Obligations. The risk of loss or damage to the Collateral shall at all times remain solely with the Borrowers.

Section 10.11 Unencumbered Inventory. The Borrowers shall at all times maintain the Collateral free and clear of all Liens, security interests and encumbrances other than Permitted Liens.

Section 10.12 Borrowers’ Agent. Each Borrower hereby irrevocably appoints DriveTime as its agent for the purpose of dealing with the Lenders (including receiving notices from the Lenders and making requests for Advances) in connection with the Obligations and this Agreement. This appointment and authorization is for the convenience of the parties and does not relieve any Borrower of any of its obligations to the Lenders.

Section 10. 13 Inventory Advance Value. If at any time the outstanding principal amount of Advances exceeds, or if at any time any Lender notifies the Borrowers that the aggregate outstanding principal amount of Advances exceeds the Inventory Advance Value, the Borrowers shall cure same in accordance with Section 4.2(b)(ii) hereof.

Section 10.14 Duty to Notify Lenders. The Borrowers shall give prompt notice in accordance with the requirements of this Section 10.14 to each Lender as set forth in Section 13.2 below:

(a) upon any Borrower becoming aware of, and in any event within one (1) Business Day after, the occurrence of (i) any Pre-Default Event or Event of Default under any Loan Document or (ii) any breach, event of default or default, acceleration or mandatory prepayment (or similar notice) under any other material agreement of any Borrower, the Guarantor or DT Warehouse, including, without limitation, under the Subordinated Loan Agreement, any Warehouse Facility, the SCUSA Sale Warehouse, or the Master Repurchase Agreement, which shall include a copy of such notice given from the holder of such Indebtedness (or agent on behalf of one or more holders);

(b) upon any Borrower becoming aware of any default related to any Collateral, any Material Adverse Effect and any event or change in circumstances which should reasonably be expected to have a Material Adverse Effect;

(c) upon the entry of a judgment or decree against DriveTime, DriveTime Sales, Car Sales, the Guarantor, DT Warehouse or any of their respective Subsidiaries in an amount in excess of $500,000.00.

Each notice pursuant to this Section 10.14 shall be accompanied by a statement of an officer of the Borrowers setting forth details of the occurrence referred to therein and stating what action the Borrowers, the Guarantor or DT Warehouse have taken or proposes to take with respect thereto.

Section 10.15 Lines of Business. No Borrower will engage to any substantial extent in any line or lines of business activity other than the businesses generally carried on by it as of the date hereof, without prior written consent of each Lender.

Section 10.16 Further Identification of Collateral. The Borrowers will furnish to the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lenders may reasonably request, all in reasonable detail.

Section 10.17 Certificate of an Officer of the Borrowers. At the time that the Borrowers deliver financial statements to the Lenders in accordance with Section 10.4 hereof, the Borrowers shall forward to the Lenders a certificate of an officer of the Borrowers, which demonstrates that the Borrowers are in compliance with the covenants set forth in Sections 10.6 and 11.3.

Section 10.18 Use of Proceeds. The Borrowers shall utilize the proceeds of the Advances to purchase and/or hold the Inventory, for working capital purposes and other purposes expressly provided herein.

Section 10.19 Warehouse Facilities and other Indebtedness. Promptly and in no event more than ten (10) days after the effectiveness thereof, the Borrowers shall deliver to each Lender copies of (i) any documents, agreements or instruments evidencing a Warehouse Facility or other Indebtedness in an original principal amount of $1,000,000 or more, (ii) any amendment, restatement, supplement or other modification to any Warehouse Facility or other Indebtedness, the Subordinated Loan Agreement, the SCUSA Sale Warehouse, the Master Repurchase Agreement or any document, agreement or instrument executed in connection therewith, including, without limitation, any fee letter, waiver, consent, amendment, modification and any other document, agreement or instrument executed in connection with any of the foregoing.

ARTICLE XI- NEGATIVE COVENANTS

Each Borrower covenants and agrees that hereafter, without each Lender’s prior written consent, which each Lender may or may not give, in its sole discretion, until all of the Borrowers’ obligations to Lenders with respect to this Agreement are performed and paid in full:

Section 11.1 Prohibition of Fundamental Changes. No Borrower shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets or allow any Subsidiary to convey, sell, lease, assign, transfer or otherwise dispose of substantially all of its assets to any Person; provided, that a Borrower may merge or consolidate with (a) any of its respective wholly owned Subsidiaries, or (b) any other Person if such Borrower is the surviving corporation, or (c) DTCG if, after giving effect thereto, no Pre-Default Event or Event of Default would exist hereunder, or (d) that such Borrower may after prior written notice to the Lenders allow such action with respect to any Subsidiary which is not a material part of such Borrower’s overall business operations.

Section 11.2 Change in Business. No Borrower shall make any change in any of its business objectives, purposes and operations that could reasonably be expected to result in a Material Adverse Effect.

Section 11.3 Dividends. Neither DTAC nor DriveTime shall declare or pay dividends, either directly or indirectly, whether in cash or property or in any obligations of any member of DTAC nor DriveTime, except: (i) if DTAC or DriveTime is a validly electing S corporation under §§1361 and 1362 of the Code, a quarterly dividend paid by DTAC and/or DriveTime, as applicable, to its shareholders in an amount not greater than the percentage of its Net Income (“S-Corp Net Income”) for such quarter equal to the highest combined federal, state and/or local tax rate (taking into account the deductibility of state and local taxes) applicable to any shareholder of DTAC and/or DriveTime, as applicable (provided, however, that the payment by DTAC and/or DriveTime, as applicable, of a quarterly dividend that exceeds such percentage of its S-Corp Net Income for such quarter will not constitute a breach of this clause (i) if the aggregate amount of all Restricted Payments paid by DTAC and/or DriveTime, as applicable, during such calendar year as of the date of such dividend does not exceed such percentage of its S-Corp Net Income for such quarter and all previous quarters during such calendar year (the “S-Corp Permissible Dividend Amount”); (ii) any S-Corp Permissible Dividend Amount to the extent unpaid but declared within 135 days after the end of such quarter) or (iii) any Restricted Payment by DTAC or DTAG to its shareholders (other than as permitted under clauses (i) or (ii) hereof) in an aggregate amount not in excess of fifty percent (50.0%) of the Net Income of the DT Entities On A Consolidated Basis during any fiscal quarter.

Section 11.4 Transactions with Affiliates. No Borrower shall enter into, or be a party to, any transaction with any Affiliate, or stockholder of any Borrower, except, consistent with such Borrower’s practice before entering into this Agreement, in the ordinary course of, and pursuant to the reasonable requirements of, such Borrower’s business and upon fair and reasonable terms which are fully disclosed to each Lender and are no less favorable than such Borrower would obtain in a comparable arm’s length transaction with a Person not an Affiliate or stockholder of such Borrower.

Section 11.5 Adverse Transactions. No Borrower shall enter into any transaction that adversely affects the Collateral or any Borrower’s ability to perform this Agreement or the Lenders’ rights under the Loan Documents.

Section 11.6 Collateral. Except as otherwise expressly permitted in this Agreement, no Borrower shall convey or allow any ownership, security, or other, interest in the Collateral other than Permitted Liens. Each Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created or permitted under this Agreement, and each Borrower will defend the right, title and interest of the Lenders in and to any of the Collateral against the claims and demands of all persons whomsoever. The Borrowers may sell Inventory and Motor Vehicles to bona fide retail and auction customers.

Section 11.7 Restricted Payments. No Borrower shall make any Restricted Payments following an Event of Default or, if after giving effect to such Restricted Payment, an Event of Default would exist, including but not limited to the payments described in Section 11.3.

ARTICLE XII- EVENTS OF DEFAULT

Section 12.1 Events of Default. An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for the Event of Default and whether voluntary, involuntary or caused by operation of law) which is not waived in writing by the Lenders or cured to the extent a cure is applicable:

(a) Any Borrower shall default in the payment of any principal or interest on any Advance when due (whether at stated maturity, upon acceleration or at mandatory prepayment);

(b) Any Borrower or the Guarantor shall default in the payment of any other amount payable by it hereunder or under any other Loan Document, and such default shall have continued unremedied for a period of three (3) Business Days;

(c) Any representation, warranty or certification made or deemed to be made herein or in any other Loan Document by any Borrower or the Guarantor or any certificate furnished to any Lender pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of time made or furnished;

(d) (i) Any Borrower or any other member of DTCG (as applicable) shall fail to comply with the requirements of Section 4.2(b), 10.3, 10.6, 10.14, 10.17, 11.1, 11.2, 11.3, 11.4, 11.5, 11.6 or 11.7 hereof or (ii) any Borrower, the Guarantor or any other member of DTCG (as applicable) shall otherwise fail to observe or perform any other covenant contained in this Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days;

(e) The Collateral or any material amount of any Borrower’s or of any Affiliate’s assets are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not dissolved within thirty (30) days thereafter; an application is made by any Person other than any Borrower for the appointment of a receiver, trustee, or custodian for the Collateral or any other of any Borrower’s or of any Affiliate’s assets and the same is not dismissed within thirty (30) days after the application therefore; or any Borrower or any Affiliate shall have concealed, removed or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law; provided, however, if any of the foregoing occurs with respect to Inventory or any Motor Vehicle, such Borrower may cure the default by not designating it as an Eligible Vehicle(s).

(f) An application is made by any Borrower or any Affiliate for the appointment of a receiver, trustee or custodian for the Collateral or any other of any Borrower’s or any Affiliate’s assets; a petition under any section or chapter of the Bankruptcy Code or any similar federal or state law or regulation shall be filed by any Borrower or any Affiliate; any Borrower or any Affiliate shall make an assignment for the benefit of its creditors or any case or proceeding is filed by any Borrower or any Affiliate for its dissolution, liquidation, or termination; any Borrower ceases to conduct its Contract purchase and servicing business.

(g) Any Borrower or any Affiliate is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs, or a petition under any section or chapter of the Bankruptcy Code or any similar federal or state law or regulation is filed against any Borrower or any Affiliate, or any case or proceeding is filed against any Borrower or any Affiliate for its dissolution or liquidation, and such injunction, restraint, petition, case or proceeding is not dismissed within sixty (60) days after the entry or filing thereof.

(h) A notice of Lien, levy or assessment is filed of record with respect to all or a material amount of any Borrower’s or any Affiliate’s assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency and it is not released or bonded within thirty (30) days after the filing; or if any taxes or debts become a Lien or encumbrance upon the Collateral or any other of any Borrower’s or any Affiliate’s assets, and the same is not released or bonded within thirty (30) days after the same becomes a Lien or encumbrance.

(i) Any Borrower or any Affiliate becomes insolvent or admits in writing to its inability to pay its debts as they mature.

(j) The Borrowers’, the Guarantor’s or any member of DTCG’s failure to maintain one or more Warehouse Facilities, receivables purchase and sale facilities and/or similar facilities with aggregate commitments of at least $250,000,000.

(k) Any Loan Document shall for whatever reason (including an event of default thereunder) be terminated or the Lien on the Collateral created by this Agreement or any Borrower’s material obligations hereunder shall cease to be in full force and effect, or the enforceability thereof shall be contested by any Borrower or the Guarantor.

(l) Any event or series of events that have had, or any circumstance which is reasonably likely to have, a Material Adverse Effect, in each case as determined by any Lender, or the existence of any other condition which, in any Lender’s reasonable discretion, constitutes a material impairment of the ability of any Borrower or the Guarantor to perform its obligations under this Agreement, the Notes or any other Loan Document.

(m)(i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any a Person under “common control” (as defined in Section 4001(a)(14) of ERISA) with the Borrowers or their Affiliates, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any a Person under “common control” (as defined in Section 4001(a)(14) of ERISA) with the Borrowers or their Affiliates shall, or in the reasonable opinion of the Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

(n) Any Change of Control shall have occurred without the prior consent of the Lenders (provided that, with respect to a Change of Control described in clause (D) of the definition thereof, the Lenders’ consent shall not be unreasonably withheld).

(o) If a default or an event of default or event of termination occurs under any Indebtedness of any Borrower, the Guarantor or DT Warehouse in excess of One Million Dollars ($1,000,000.00) (other than pursuant to the Loan Documents) and such event of default or event of termination is not waived, cured or otherwise amended or an event of default occurs under any agreement with any Lender or its Affiliates, in each case after any applicable cure period has expired.

(p) Any Lender reasonably requests, specifying the reasons for such request, information and/or written responses to such requests regarding the financial well-being of any Borrower or any other member of DTCG, and such Borrower or member of DTCG does not provide such information or responses within five (5) Business Days of such request; provided, however, that no such Event of Default shall be deemed to have occurred if after receiving such request such Borrower or member of DTCG promptly notifies such Lender that the allotted time period is not sufficient to satisfy the request for information and such Lender agrees in writing to a longer period.

(q) The Guarantor shall have repudiated its obligations under the Guaranty.

(r) The Borrowers fail to maintain a daily minimum closing balance of the aggregate Advances of $5,000,000.00 for a period of at least five (5) days.

(s) As of the last day of any Accounting Period, the DT Entities On a Consolidated Basis shall have cash and Cash Equivalents in an amount less than Fifteen Million Dollars ($15,000,000.00).

(t) Any member of DTCG receives notice or becomes aware that a notice of a federal tax Lien has been filed against the Borrowers or the Guarantor.

Section 12.2 Default Rate of Interest. Upon and after an Event of Default and subject to Section 2.6, the Borrowers’ obligations to the Lenders shall continue to bear interest at the LIBOR Rate plus the Applicable Margin.

Section 12.3 Lenders’ Remedies.

(a) Whenever a Pre-Default Event or an Event of Default has occurred, any Lender may without prior notice immediately suspend making Advances. In the event that any Lender decides to suspend making Advances and any other Lender has paid to the Agent funds for Advances, and such Advances have not been sent to the Borrowers, the Agent shall promptly return such funds to such other Lenders.

(b) If an Event of Default consists of an event set forth in Section 12.1(e), (f), (g), or (h), (x) the rights of the Borrowers to request Advances shall be automatically and immediately terminated, and (y) the obligation of the Lenders to make Advances shall automatically and immediately terminate and the Advances and all other amounts owing under this Agreement shall be immediately due and payable without declaration by the Lenders.

(c) Upon and after an Event of Default, the Lenders shall have the following rights and remedies. The rights and remedies shall be cumulative, and not exclusive, except to the extent required by law. Except as provided in Section 12.3(a) and 12.3(b) herein, in an Event of Default, the Lenders shall act together and shall be in agreement as to any and all acts taken, including but not limited to waivers, foreclosure, repossession, liquidation and/or the taking of any other action with respect to the Collateral or the Guaranty. The Lenders’ exercise of any right, remedy or attorney-in-fact appointment shall not relieve the Borrowers of any of their obligations to the Lenders.

(i) The right, at the Lenders’ discretion and without notice, (A) to immediately cease further Advances and/or terminate this Agreement, and (B) to declare the Borrowers’ obligations to the Lenders immediately due and payable, whereupon the Borrowers’ obligations shall become and be due and payable, without presentment, demand, protest or further notice or process of any kind, all of which are expressly waived by the Borrowers. The Borrowers’ obligations to the Lenders shall be immediately due and payable without declaration by the Lenders if the Event of Default consists of an event set forth in Section 12.1(e), (f), (g), or (h).

(ii) All of the rights and remedies of a secured party under the UCC and other applicable laws, including the right to appoint a receiver.

(iii) The right at any time to (A) enter through self-help and without judicial process, upon the premises of any Borrower, without any obligation to pay rent to any Borrower, or to enter any other place or places where the Collateral (including Certificates of Title) is located and kept, and remove the Collateral or remain on and use the premises for the purpose of collecting or disposing of the Collateral, and (B) require any Borrower to assemble the Collateral and make it available to the Lenders at a place to be designated by the Lenders.

(iv) The right to sell or otherwise dispose of all or any of the Collateral at public or private sale, as the Lenders in their sole discretion may deem advisable; and such sales may be adjourned from time to time with or without notice. The Lenders shall have the right to conduct such sales on any Borrower’s premises without charge for such time and Collateral as the Lenders may see fit. The Lenders are hereby granted a license or other applicable right to use, without charge, any Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and any Borrower’s rights under all licenses and all franchise agreements shall inure to the Lenders’ benefit for this purpose. The Lenders shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and the Lenders may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Borrowers’ obligations to the Lenders. If any deficiency shall arise from the disposition of Collateral, the Borrowers shall remain liable to the Lenders therefore. Each Borrower agrees that the Inventory and the Motor Vehicles are a type of collateral customarily sold on a recognized market.

(v) The right at any time and from time to time thereafter, at the Lenders’ sole discretion and without notice to the Borrowers, (A) to collect and foreclose, by legal proceedings or otherwise, the Collateral in the name of the Lenders or Borrowers and (B) to take control, in any manner, of any item of payment for or proceeds of the Collateral. The Lenders are not obligated to pursue the Collateral or any other Person in order to enforce the Borrowers’ obligations to Lenders.

(vi) The right to carry out the actions within the scope of each Borrower’s appointment of the Lenders as attorney-in-fact.

Section 12.4 Injunctive Relief. Each Borrower recognizes that if there is an Event of Default then, depending on the nature of the Event of Default, it may be that no remedy at law will provide complete or adequate relief to the Lenders, and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. The injunctive relief shall not be a waiver of any Lender’s rights to other relief and remedies.

Section 12.5 Notice. Any notice required to be given by the Lenders of a sale, lease, or other disposition of the Collateral, which is given pursuant to Section 13.2 at least ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrowers. Notice of less duration shall not be presumed to be commercially unreasonable or unfair.

Section 12.6 Appointment of the Lenders as Each Borrower’s Lawful Attorney. Upon the occurrence and during the continuation of a Pre-Default Event or an Event of Default, each Borrower irrevocably appoints each Lender (and all persons designated by the Lenders) as such Borrower’s true and lawful attorney-in-fact to act in such Borrower’s place in such Borrower’s or the Lenders’ name to: (i) if permitted by applicable law, sell or assign the Collateral upon such terms, for such amounts and at such time or times as Lenders deem advisable; (ii) take control, in any manner, of any item of Collateral or any payment or proceeds with respect to the Collateral; (iii) prepare, file and sign such Borrower’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Collateral; (iv) do all acts and things necessary, in the Lenders’ sole discretion, to exercise the Lenders’ rights granted in or referred to in Section 12.3(c) of this Agreement; (v) endorse the name of such Borrower upon any item of payment or proceeds consisting of or relating to the Collateral and deposit the same to the account of the Lenders for application to the Obligations; (vi) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which such Borrower has access; (vii) open such Borrower’s mail to collect Collateral and direct the post office to deliver such Borrower’s mail to an address designated by the Lenders; and (viii) do all things necessary to carry out and enforce this Agreement which such Borrower has failed to do. Each Borrower ratifies and approves all acts of the Lenders as the Borrower’s attorney-in-fact. No Lender shall, when acting as attorney-in-fact, be liable for any acts or omissions, or for any error of judgment or mistake of fact or law, except for actions taken in bad faith or resulting from such Lender’s gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until all payment and performance obligations of the Borrowers to the Lenders have been fully satisfied. Each Borrower shall upon request of the Lenders execute powers of attorney to separately evidence the foregoing powers granted to the Lenders. All costs, fees and expenses incurred by the Lenders, or for which the Lenders become obligated, in connection with exercising any of the foregoing powers shall be payable to the Lenders by the Borrowers on demand by the Lenders and until paid shall be part of the Obligations.

Section 12.7 Lenders’ Default. In the event of any default of the Loan Documents by any Lender or any claim by any Borrower related to the Loan Documents, the Borrowers’ sole and exclusive remedy against such Lender shall be a cause of action sounding in contract with damages limited to actual and direct damages incurred. No Lender shall in any event be liable to any Borrower or the Guarantor for ordinary negligence, delay in performance or any consequential, special, punitive, incidental or indirect damages, including without limitation, loss of profit or goodwill. No Lender shall in any event be liable to any Borrower or the Guarantor for any loss or damage directly or indirectly resulting from the furnishing of services or reports under this Agreement. With respect to any goods and services provided by any Lender, SUCH LENDER MAKES NO WARRANTIES, whether expressed or implied, including, without limitation, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, to any Borrower or the Guarantor. No Borrower shall have any cause of action against any Lender for a default of the

Loan Documents unless the Borrowers first notify such Lender of the default and allow such Lender a reasonable time of at least thirty (30) Business Days to cure the default and such Lender fails to cure the default.

ARTICLE XIII- GENERAL TERMS AND CONDITIONS

Section 13.1 Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without reference to the choice of law doctrine (but with reference to Sections 5-1401 and 5-1402 of the New York General Obligations Law), and shall constitute a security agreement within the meaning of the UCC.

Section 13.2 Notices. Any notice, request, demand, instruction or other communication to be given any party hereto in writing shall be effective upon delivery during regular business hours at the offices of the Borrowers and each Lender hereinafter set forth or at such other offices that any party notifies the others of in writing. The failure to deliver a copy as set forth below shall not affect the validity of the notice to the Borrowers or the Lenders. Such communications shall be given by telecopy, electronic mail or similar electronic means, commercial delivery service, or sent by certified mail, postage prepaid and return receipt requested, as follows:

If to the Borrowers:	DriveTime Automotive Group, Inc. Attn.: General Counsel 4020 E. Indian School Road Phoenix, AZ 85018

If to the Lenders:	Manheim Automotive Financial Services, Inc. Attn.: Kathy Decker 400 Northridge Road, Suite 800 Atlanta, GA 30350

And

Santander Consumer USA Inc. Attn.: Eldridge Burns 8585 North Stemmons Freeway, Suite 1100 North Dallas, Texas, 75247 Facsimile: 972-755-8382 Email: eburns@santanderauto.com

Section 13.3 Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only. The paragraph headings shall not be used in the interpretation of this Agreement.

Section 13.4 Severability. If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

Section 13.5 Offset. Each Lender has the right to offset, apply, or recoup any obligation of the Borrowers to such Lender, arising under the Loan Documents or otherwise, against any obligations or payments such Lender owes to any Borrower, arising under the Loan Documents or otherwise, or against any property of any Borrower held by such Lender. Each Borrower waives any right to offset, apply, or recoup against any obligation it owes to the Lenders. The Lenders are not obligated to pursue any of the Collateral or any of the Lenders’ rights at any time as a condition to payment and performance by the Borrowers.

Section 13.6 Independent Contractor. Each Borrower is an independent contractor in all matters relating to this Agreement and the Collateral and is not an agent or representative of any Lender. No Borrower has the authority to act on behalf of or bind any Lender.

Section 13.7 Expenses. The Borrowers agree to pay the Lenders all of the out-of-pocket costs and expenses incurred by the Lenders in connection with the development, preparation and execution of the Loan Documents, including, without limitation, (i) all fees and expenses of counsel to the Lenders and (ii) all due diligence, inspection and testing and review costs and expenses incurred by the Lenders with respect to the Collateral under this Agreement.

Section 13.8 Modification of Loan Documents; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by the Borrowers and the Lenders. The rights of the Lenders granted in or referred to in this Agreement shall apply to any modification of or supplement to the Loan Documents. The Borrowers may not without the Lenders’ prior written permission sell, assign or transfer any of the Loan Documents, or any portion thereof, including, without limitation, the Borrowers’ rights, title, interests, remedies, powers and duties thereunder. Any sale, assignment, or transfer by the Borrowers without the Lenders’ permission shall be void ab initio. Each Borrower hereby consents to the Lenders’ participation, at any time or times hereafter, of any of the Loan Documents, or of any portion thereof, including, without limitation, the Lenders’ rights, title, interests, remedies, powers and duties thereunder. The Loan Documents shall be binding upon and inure to the benefit of the permitted successors and assigns of the Borrowers and the Lenders.

Section 13.9 Attorneys’ Fees and Lenders’ Expenses. If any Lender shall in good faith employ counsel for advice or other representation or shall incur other costs and expenses in connection with entering into any future amendments or modifications to the Agreement; or if, following an Event of Default, such Lender shall in good faith employ counsel for advice or other representation or shall incur other costs and expenses in connection with (i) any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Lender, any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements executed or delivered in connection herewith, (ii) any attempt to enforce, or enforcement of, any rights of any Lender against any Borrower or any other Person, that may be obligated to any Lender by virtue of any of the Loan Documents, or (iii) any actual or attempted inspection, audit, monitoring, verification, protection, collection, sale, liquidation or other disposition of the Collateral; then, in any such event, the attorneys’ fees arising from such services and all expenses, costs, charges and other fees (including expert’s fees) incurred by any Lender in any way arising from or relating to any of the events or actions described in this Section shall be payable to such Lender by the Borrowers on demand by such Lender and until paid shall be part of the Obligations.

Section 13.10 Waiver by Lenders. Any Lender’s failure, at any time or times hereafter, to require strict performance by the Borrowers of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of any Lender thereafter to demand strict performance therewith. Any suspension or waiver by the Lenders of an Event of Default by the Borrowers under the Loan Documents shall not suspend, waive or affect any other Event of Default by the Borrowers under the Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrowers contained in the Loan Documents and no Event of Default by the Borrowers under the Loan Documents shall be deemed to have been suspended or waived by the Lenders unless such suspension or waiver is by an instrument in writing signed by all Lenders and identifies the matter waived or suspended. Any consent or approval by the Lenders pursuant to this Agreement is not a waiver by the Lenders of, or an admission by the Lenders of the truth of, any Borrower’s representations and warranties in this Agreement.

Section 13.11 Waiver by Borrower. Except as otherwise provided for in this Agreement, each Borrower waives (i) notice and consummation of presentment, demand, protest, dishonor, intent to accelerate, acceleration; (ii) all rights to notice and a hearing prior to taking possession or control of, or the Lenders’ replevy, attachment or levy upon, the Collateral; (iii) any bond or security in a judicial proceeding as a condition to the Lenders exercising any of the Lenders’ remedies; and (iv) the benefit of all valuation, appraisement and exemption laws. The failure or delay of any Borrower to strictly enforce the terms of this Agreement shall not be a waiver of such Borrower’s right to do so.

Section 13.12 Counterparts. This Agreement may be executed in two or more counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

Section 13.13 Entire Agreement. The Loan Documents embody the entire agreement and understanding between the parties and constitute an amendment and restatement of all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof, including but not limited to the Prior Loan and Security Agreement, and any and all exhibits and schedules hereto are incorporated herein by reference; provided, however, it is not intended to affect the effectiveness of any filing or recording of any document with respect to any attachment or perfection of any Lien or security interest previously granted. This Agreement constitutes an amendment and restatement in its entirety of the Prior Loan and Security Agreement.

Section 13.14 Statements of Account. Each report, billing statement, payment transcript, or other statement which is prepared by any Lender shall, except for manifest errors, be deemed final, binding and conclusive upon the Borrowers in all respects as to all matters reflected therein, and shall constitute an account stated between the Borrowers and the Lenders, unless thereafter waived in writing by the Lenders or unless, within thirty (30) days after the Borrowers’ receipt of such document, the Borrowers deliver to each

Lender notice of a written objection thereto specifying the claimed error. In the event of such an error, only those items expressly objected to in such notice shall be deemed to be disputed by the Borrowers and the Lenders’ only liability to the Borrowers shall be to issue a corrected document.

Section 13.15 Publicity. No Borrower shall provide a copy of this Agreement to any Person (other than an Affiliate of any Borrower) without obtaining the prior written consent of each Lender; provided, that each Borrower and their respective Affiliates shall have the right to provide a copy of this Agreement (subject to the agreement of the party to whom it is disclosed to keep the copy of this Agreement and all information contained herein confidential) without such consent to:

(a) such Borrower’s or such Borrower’s Affiliates’ lenders, funding or financing sources (other than with respect to lenders, funding or financing sources with respect to a lending facility entered into or proposed to be entered into for the same purposes as this Agreement);

(b) such Borrower’s or such Borrower’s Affiliates’ directors, officers, trustees, partners, members, managers, employees, agents, advisors, representatives, attorneys, equity owners, professional consultants, portfolio management services and rating agencies;

(c) any Person that provides statistical analysis and/or information services to a Borrower or any of their respective Affiliates;

(d) any Governmental Authority to which any Borrower or such Borrower’s Affiliates are subject at the request or pursuant to any requirement of such Governmental Authority; and

(e) any Person (i) to the extent required by any Requirement of Law, (ii) in response to any subpoena or other legal process or informal investigative demand, (iii) in connection with any litigation, or (iv) in connection with the actual or potential exercise or enforcement of any right or remedy under any Loan Document.

Section 13.16 Faxed Documents. In order to expedite the acceptance and execution of this Agreement and any of the Supplemental Documents, each of the parties hereto agrees that a faxed copy of any original executed document shall have the same binding effect on the party so executing the faxed document as an original handwritten executed copy thereof.

Section 13.17 Survival. The obligations of the Borrowers under Sections 9.1, 13.9 and 13.15 hereof shall survive the repayment of the Advances and the termination of this Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lenders shall not be deemed to have waived, by reason of making any Advance, any Pre-Default Event that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance was made.

Section 13.18 SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF;

(b) AND HEREBY IRREVOCABLY AGREES THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; AND

(c) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 13.19 WAIVER OF JURY TRIAL. EACH BORROWER AND EACH LENDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 13.20 Acknowledgments. Each Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents to which it is a party;

(b) each Lender has no fiduciary relationship to any Borrower, and the relationship between the Borrowers and each Lender is solely that of debtor and creditor; and

(c) no joint venture exists among or between any Lender and any Borrower.

Section 13.21 Participations.

(a) Any Lender may, in accordance with applicable law, at any time sell to one or more lender or other entities (“Participants”) participating interests in any Advance, the Notes, its commitment to make Advances, or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by any Lender of participating interests to a Participant, such Lender’s obligations under this Agreement to the Borrowers and the other Lenders shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Note for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. The Borrowers agree that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the Notes to the same extent as if the amount of its participating interest were owing directly to it as a lender under this Agreement or the Notes; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to deliver the proceeds thereof to the Agent for distribution in accordance with Section 4.3 hereof. The Lenders also agree that each Participant shall be entitled to the benefits of Section 9.1 hereof with respect to its participation in the Advances outstanding from time to time; provided, that the Lenders and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than the Lenders would have been entitled to receive had no such transfer occurred.

(b) The Lenders may furnish any information concerning the Borrowers in the possession of such Lenders from time to time to participants (including prospective participants) only after notifying the Borrowers in writing and securing signed confidentiality statements (a form of which is attached hereto as Exhibit 13.21(B)) and only for the sole purpose of evaluating participations and for no other purpose.

(c) Each Borrower agrees to cooperate with the Lenders in connection with any such participation and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement and the other Loan Documents in order to give effect to such participation. Each Borrower further agrees to furnish to any Participant identified by the Lenders to the Borrowers copies of all reports and certificates to be delivered by the Borrowers to the Lenders hereunder, as and when delivered to the Lenders.

Section 13.22 Receipt of Payments. If any Lender receives or collects any payment, distribution, security or proceeds thereof in respect of the Obligations, including any payment from the Guarantor, such Lender shall forthwith deliver the same to the Lender Account in precisely the form received (except for the endorsement or assignment of or by the receiving Lender where necessary) for application to payment of all Obligations in full in accordance with Section 4.3, after giving effect to any concurrent payment or distribution to the other Lenders and, until so delivered, the same shall be held in trust by the receiving Lender as the property of all the Lenders.

Section 13.23 Disgorgement of Payments. If any Lender is required in any bankruptcy, insolvency or receivership proceeding by or against any Borrower or the Guarantor or any of their Property or otherwise to disgorge, turn over or otherwise pay to the estate of such Borrower or Guarantor any amount (a “Recovery”), because such Recovery was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be fraudulent or preferential transfer, whether received as proceeds of security, enforcement or any right of set-off or otherwise, then the Obligations shall be reinstated to the extent of such Recovery and, for purposes of this Agreement, deemed to be outstanding as if such payment had not occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Lenders agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, by preference or otherwise. The other Lenders shall be obligated to pay any Lender, within ten (10) days after written request therefore, the pro rata amount, in proportion to such Lender’s then-outstanding Advances, of such Recovery that was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be fraudulent or preferential transfer, whether received as proceeds of security, enforcement or any right of set-off or otherwise.

ARTICLE XIV - CONTRACT COLLATERAL

Section 14.1 Contract Collateral. As used herein, “Contract Collateral” shall mean each Contract owned by the Borrowers and each of the following items with respect to such Contract:

(a) the Contract Debtor Documents excluding Certificates of Title until such time as application has been made to transfer title to the related Contract Debtor;

(b) the Contract Rights;

(c) any payments from a bank account of, and any electronic funds transfers from, any Contract Debtor or Contract Rights Payor (subject to the terms and conditions of the Master Agency Agreement);

(d) any associated chattel paper, lease, instrument, installment sale contract or installment loan contract;

(e) all rights of a Borrower in and to the related Financed Vehicle, including any repossessed Financed Vehicle except if a Borrower includes the repossessed Financed Vehicle as an Eligible Vehicle, and in and to any other collateral securing such Contract, including any security deposit;

(f) any contract purchase discount;

(g) any rights of a Borrower to dealer reserves or rate participation with respect to such Contract, if any;

(h) any money, payments or proceeds of any insurance policies with respect to any or all Contracts or any Financed Vehicles with respect to which a Borrower is solely or jointly the owner or is insured or is the loss payee or is a beneficiary, including any insurance proceeds;

(i) all books and records of the Borrowers (including financial statements, accounting records, customer lists, credit files, computer programs, electronic data print-outs and other computer materials and records) with respect to such Contract;

(j) all accessions to, substitutions for and all replacements and products of, any of the foregoing property; and

(k) all money, instruments and other proceeds of the foregoing.

Each secured creditor and transferee, purchaser and assignee of Contract Collateral will be a third party beneficiary of this provision.

Signature pages to follow.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement effective as of the date first written above.

SANTANDER CONSUMER USA INC.

By:	/s/ Tom Duncan
Name:	Tom Duncan
Title:	President & CEO

MANHEIM AUTOMOTIVE FINANCIAL SERVICES, INC.

By:	/s/ Katherine K. Decker
Name:	Katherine K. Decker
Title:	VP & General Manager

DRIVETIME AUTOMOTIVE GROUP, INC.

By:	/s/ Ray Fidel
Name:	Ray Fidel
Title:	President/CEO

DRIVETIME CAR SALES, INC.

By:	/s/ Ray Fidel
Name:	Ray Fidel
Title:	President

DRIVETIME SALES AND FINANCE CORPORATION

By:	/s/ Ray Fidel
Name:	Ray Fidel
Title:	President/CEO

Third Amended and Restated Loan and Security Agreement Signature Page

Schedule I

Aggregate Commitments

Lender	Base Commitment
Santander Consumer USA Inc.,	$40,000,000.00
Manheim Automotive Financial Services, Inc.	$10,000,000.00

Lender	Supplemental Commitment
Manheim Automotive Financial Services, Inc.	$10,000,000.00

I

Exhibit 1.1(B)

FORM OF

INVENTORY ADVANCE VALUE CERTIFICATE

This Inventory Advance Value Certificate (“Certificate”) is furnished pursuant to that certain Third Amended and Restated Loan and Security Agreement dated August 10, 2009 (the “Agreement”), by and among DriveTime Automotive Group, Inc., DriveTime Sales and Finance Corporation, Drive Time Car Sales, Inc., Santander Consumer USA Inc. and Manheim Automotive Financial Services, Inc. Capitalized terms used herein and not specifically herein defined shall have the meanings ascribed to them in the Agreement.

A copy of the Borrowers’ portfolio of Eligible Vehicles MUST accompany this document.

AS OF DATE: 00/00/200

(1) Aggregate Purchase Price of Eligible Vehicles	(1)			-

(a) Eligible Vehicle Advance Value (80% of the Purchase Price plus 80% of the itemized Buyer’s Fee plus 80% of the Transportation Costs)	(1	)(a)		-

(2) Aggregate Purchase Price (not to exceed $800,000 in the aggregate) of Eligible Vehicles for Drivers	(2)			-

(a) Eligible Vehicle Advance Value - (100% of the Borrower’s purchase price for each driver (up to $30,000 per vehicle) plus 100% of the itemized Buyer’s Fee plus 100% of the Transportation Costs)	(2	)(a)		-

(b) Eligible Vehicle Advance Value - (Quarterly reductions of 5.25%, etc.)	(2	)(b)		-

(3) Total Purchase Price. Total MUST be equal to (1) above.	(3)			-

(4) Total Eligible Vehicle Advance Value: (Sum of (1(a)) and (2(a) less 2(b)) as of the date of the request)	(4)			-

(5) Available to Borrow: Lessor of the (i) remaining balance of the Inventory Facility Limit and (ii) line 4.	(5)			-

Maximum				$60,000,000.00
Amount Outstanding			$
Remaining balance for the Inventory Facility Limit

Borrowers confirm, warrant and represent that each time this certificate is delivered to Lenders that (i) each warranty and representation made in the Agreement delivered by the Borrowers is true and correct as of the date thereof, (ii) there exists no Pre-Default Event or Event of Default under the Agreement; (vii) all amounts set forth above, are true and correct as of the date thereof; and (viii) the representations in this Certificate are certified by the person executing this Certificate for and on behalf of Borrowers.

1.1(B)-2

Exhibit 2.2(A)

PROMISSORY NOTE

$[    ],000,000

August 10, 2009

FOR VALUE RECEIVED, DriveTime Automotive Group, Inc., DriveTime Car Sales, Inc. and DriveTime Sales and Finance Corporation (collectively, the “Borrowers”) hereby jointly and severally promise to pay to the order of [INSERT SANTANDER CONSUMER USA INC. OR MANHEIM AUTOMOTIVE FINANCIAL SERVICES, INC.] (the “Lender”), in immediately available funds, the principal sum of [            ] MILLION DOLLARS ($[    ],000,000) or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by the Lender to the Borrowers under that certain Third Amended and Restated Loan and Security Agreement, dated as of August 10, 2009 (the “Agreement”), among the Borrowers, the Lender, [INSERT Santander Consumer USA Inc. AND/OR Manheim Automotive Financial Services, Inc.] on the dates and in the amounts provided in the Agreement; and to pay interest on the unpaid principal amount thereof for the periods from and including the date of each Advance to but excluding the date that such Advance is paid in full, at the interest rates and on the dates provided in the Agreement.

This Note is one of the Notes referred to in the Agreement. Capitalized terms used and not otherwise defined in this Note have the meanings ascribed to them in the Agreement.

[This Note constitutes an amendment, restatement and replacement of that certain Promissory Note dated August 10, 2009 (the “Original Note”). Nothing herein shall be a discharge or satisfaction of the obligations evidenced by the Original Note, and this Note and the Original Note shall constitute a single, ongoing obligation.]

The date and amount of each Advance made by the Lender to the Borrowers and each repayment made to the Lender on account of the principal thereof shall be recorded by the Lender in its books and, prior to any transfer of this Note, on the schedule attached hereto or any continuation thereof; provided that the failure of the Lender to make any such recordation (or any failure in any such recordation) shall not affect the obligations of the Borrowers to make any payment when due of any amount owing under the Agreement or hereunder in respect of the Advances.

Notwithstanding the grant of the Collateral, each Borrower hereby acknowledges, admits and agrees that the Borrowers’ obligations under this Note are recourse obligations of each Borrower for which each Borrower pledges its full faith and credit. The Borrowers promise to pay all of the Lender’s costs of collection and enforcement in respect of this Note when incurred including, without limitation, all reasonable attorneys’ fees and disbursements.

The Borrowers, and any endorsers or guarantors hereof, (1) severally waive diligence, presentment, protest and demand, and notice of protest, demand, dishonor or any non-payment of this Note, (2) expressly agree that this Note, or any payment hereunder, may be extended from time to time and consent to the acceptance of further Collateral, release of any Collateral for this Note and/or release of any party primarily or secondarily liable hereon, and (3) expressly agree that it shall not be necessary for the Lender, in

2.2(A)-1

Exhibit 2.2(A)

order to enforce payment of this Note, to first institute or exhaust the Lender’s remedies against the Borrowers or any other party liable hereon, or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement of the Lender with any person now or hereafter liable for the payment of this Note shall affect the liability under this Note of the Borrowers, even if the Borrowers are not parties to such agreement; provided that the Lender and the Borrowers, by written agreement between them, may affect the liability of the Borrowers.

Reference is made to the Agreement for provisions concerning optional and mandatory payments, collateral, acceleration and other material terms affecting this Note. Upon the occurrence of any Event of Default specified in the Agreement, all amounts remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, as provided in the Agreement.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE-OF-LAW DOCTRINE BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), WHICH THE BORROWERS EXPRESSLY ELECT TO APPLY TO THIS NOTE. THE BORROWERS AGREE THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING FROM THIS NOTE MAY BE COMMENCED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

2.2(A)-2

Exhibit 2.2(A)

IN WITNESS WHEREOF, the undersigned have executed and delivered this Note effective as of the day and year first above written.

DRIVETIME AUTOMOTIVE GROUP, INC.

By:
Name:
Title:

DRIVETIME CAR SALES, INC.

By:
Name:
Title:

DRIVETIME SALES AND FINANCE CORPORATION

By:
Name:
Title:

2.2(A)-3

SCHEDULE OF ADVANCES

This schedule evidences Advances made by the Lender to the Borrowers under the Agreement on the dates and in the principal amounts set forth below; subject to the repayments of principal set forth below:

Date	Principal Amount of Advance	Principal Amount of Repayment	Principal Balance	Notation Made by:

2.2(A)-4

Exhibit 2.3(B)

FORM OF NOTICE OF BORROWING

DRIVETIME AUTOMOTIVE GROUP, INC.

DRIVETIME SALES AND FINANCE CORPORATION

DRIVETIME CAR SALES, INC.

To:	Manheim Automotive Financial Services, Inc.

400 Northridge Road, Suite 800

Atlanta, Georgia 30350

Attention: Kathy Decker

Santander Consumer USA Inc.

Attn.: Eldridge Burns

8585 North Stemmons Freeway, Suite 1100

North Dallas, Texas, 75247

(each a “Lender” and collectively the “Lenders”).

Re:

Third Amended and Restated Loan and Security Agreement dated August 10, 2009 (the “Loan Agreement”), by and between DriveTime Automotive Group, Inc., DriveTime Sales and Finance Corporation and DriveTime Car Sales, Inc. (each a “Borrower” and collectively the “Borrowers”) and Lenders.

1. Pursuant to Section 2.3 of the Loan Agreement, Borrowers hereby make a request for an Advance from Lenders in the amount of $            .

2. Borrowers confirm, warrant, represent and certify that all documents and certificates delivered in connection with this Notice of Borrowing, including but not limited to the Inventory Advance Value Certificate (with supporting documentation), are true, correct and complete on the date hereof.

3. Borrowers have complied with and performed all of the terms, covenants and agreements contained in the Loan Agreement, which are to be complied with or performed by them on or before the date hereof and to the date hereof.

Capitalized terms used herein and not specifically herein defined shall have the meanings ascribed to them in the Loan Agreement.

2.3(B)-1

Exhibit 2.3(B)

CERTIFIED this          day of             , 200    .

DRIVETIME AUTOMOTIVE GROUP, INC.

By:
Name:
Title:

DRIVETIME CAR SALES, INC.

By:
Name:
Title:

DRIVETIME SALES AND FINANCE CORPORATION

By:
Name:
Title:

2.3(B)-2

Exhibit 4.2(D)

Form of Payment Date Report

DriveTime Automotive Group, Inc.

Inventory Loan Agreement

Payment Date Report

Payment Date:	11/25/09
Accrual Period:	10/20/09	Through	11/19/2009

Under the Loan Agreement dated as of August 10, 2009 (the “Agreement”) DriveTime Automotive Group, Inc. is required to prepare certain information each month regarding current distributions to the Lenders. The information which is required to be prepared with respect to the Payment Date and Accrual Period listed above is set forth below.

Interest Payments							Non-Utilization Fee
					Margin	6.00000%
					LIBOR	0.24500%	Facility Limit	60,000,000
	Aggregate Advance Activity
					Total Advances		Average Daily Balance	50,000,000
	Base Lender - Santander Consumer USA				40,000,000.00
	Base Lender - Manheim Automotive Financial				10,000,000.00		Unused Line Balance	$-
	Supplemental Lender - Manheim Automotive Financial				-

	Outstanding Aggregate Advance as of 11/19/09				$50,000,000.00

							Unused Line Fee Margin	0.500%
	Lenders - Base Commitment
Santander	Start Date	End Date	# days	Rate	Average Outstanding Advance	Interest Payment	# days	31
	10/20/09	11/19/09	31	6.24500%	40,000,000.00	215,105.59

							Non-Utilization Fee	$-

MAFS	Start Date	End Date	# days	Rate
	10/20/09	11/19/09	31	6.24500%	10,000,000.00	53,776.32
							Lenders Total	$-
	Lenders - Supplemental Commitment
MAFS	Start Date	End Date	# days	Rate	Average Outstanding Advance	Interest Payment
	10/20/09	11/19/09	31	6.24500%	-	-

		Total Interest Payment Due				$268,881.91

*=Alternate Base Rate used if LIBOR unavailable

Lender Distributions:			Total
First	4.3(a)(i)	Overdue Interest on the Advances, until paid in full	0.00
Second	4.3(a)(ii)	Accrued Interest on Advances, until paid in full	268,881.91
Third	4.3(a)(iii)	Inspection Fees due and payable to MAFS under Section 6.4(b) (during continuing Event of default)	0.00
Fourth	4.3(a)(iv)	Fees due and payable to Lenders under the Loan Documents, until paid in full	0.00
Fifth	4.3(a)(v)	Expenses, reimbursements, indemnities and other similar amounts due under the Loan Documents, until paid in full	0.00
Sixth	4.3(a)(vi)	Unpaid principal balance of the advances, ratably among the Lenders, until paid in full	0.00

Total Lender Distributions			268,881.91

All information set forth hein and delivered pursuant to the Agreement for the Accrual Period listed above is complete and accurate:

IN WITNESS WHEREOF, I                                                               of DriveTime Automotive Group, Inc., have executed this Payment Date Report as of the Payment Date set forth above.

Signature:

Date:

Exhibit 8.1(A)

Corporate Headquarters

DriveTime Automotive Group, Inc.

4020 East Indian School Road

Phoenix, AZ 85018

602-852-8500

Loan Servicing

DT Credit Corporation

7300 East Hampton Avenue

Mesa, Arizona 85209

Jurisdiction of Organization

DriveTime Automotive Group, Inc.: Delaware

DriveTime Sales and Finance Corporation: Arizona

DriveTime Car Sales, Inc.: Arizona

Other Corporate, Trade or Fictitious Names (in last five years)

DriveTime Automotive Group, Inc.: Ugly Duckling Corporation

DriveTime Sales and Finance Corporation: Ugly Duckling Car Sales and Finance Corporation

DriveTime Car Sales, Inc.: Ugly Duckling Car Sales, Inc.

Addresses of each Borrower’s places of business (including retail sales)

Location Name	Address	City	State	Zip
Torrance	18313 Hawthorne Blvd	Torrance	California	90504
Downey	9262 Firestone Blvd	Downey	California	90241
Memorial	5554 Memorial Dr	Stone Mountain	Georgia	30083
Marietta	502 Cobb Parkway	Marietta	Georgia	30062
College Park	5620 Old National Hwy	College Park	Georgia	30349
Conyers	1530 Iris Drive	Conyers	Georgia	30094
Morrow	6800 S. Jonesboro Road	Morrow	Georgia	30260
Douglasville	5669 Fairburn Rd	Douglasville	Georgia	30134
Memorial I.C.	5555 Memorial Dr	Stone Mountain	Georgia	30083
Garland Road	12180 Garland Rd	Dallas	Texas	75218
Redbird	4200 W Camp Wisdom Road	Dallas	Texas	75237
Hwy 121	400 N. Riverside Drive	Ft. Worth	Texas	76111
Arlington	821 E. Division	Arlington	Texas	76011
Harry Hines	10501 Harry Hines	Dallas	Texas	75220
Alta Mere	3333 Alta Mere Drive	Fort Worth	Texas	76116
Plano	1030 N. Central Expressway	Plano	Texas	75074
Lewisville	1280 S. Stemmons Fwy	Lewisville	Texas	75067
Buckner	2030 South Buckner	Dallas	Texas	75217
Irving	100 E. Airport Fwy	Irving	Texas	75062
Redbird I.C.	4201 W Camp Wisdom Road	Dallas	Texas	75237
Blue Mound IC	1123 Cantrell Sansom Rd.	Blue Mound	Texas	76131
Bell Road	1515 E Bell Rd	Phoenix	Arizona	85022
Glendale	5104 W Glendale Ave	Glendale	Arizona	85301
Mesa	333 S Alma School Rd	Mesa	Arizona	85210

8.1(A)-1

Exhibit 8.1(A)

Location Name	Address	City	State	Zip
Chandler	400 N Arizona Ave	Chandler	Arizona	85225
Camelback	2143 W. Camelback Rd	Phoenix	Arizona	85015
Phoenix I.C.	4515 E Miami St	Phoenix	Arizona	85034
West Hillsborough	6601 W Hillsborough Ave	Tampa	Florida	33634
Lakeland	1825 W Memorial Blvd	Lakeland	Florida	33815
Pinellas Park	11700 US Hwy 19 N	Clearwater	Florida	33764
Bradenton	1709 W Cortez Rd	Bradenton	Florida	34207
Florida Ave	11704 N Florida Ave	Tampa	Florida	33612
Brandon	8805 E Adamo Dr	Tampa	Florida	33619
Clearwater I.C.	5253 126th Ave N	Clearwater	Florida	33760
Fremont	3333 E Fremont St	Las Vegas	Nevada	89104
Decatur	1616 S. Decatur Blvd.	Las Vegas	Nevada	89102
Fremont I.C.	3333 E Fremont St	Las Vegas	Nevada	89104
Loop 410	6416 NW Loop 410	San Antonio	Texas	78238
New Braunfels	188 IH35 South	New Braunfels	Texas	78130
San Pedro	5703 San Pedro	San Antonio	Texas	78212
Judson	6728 Randolph Blvd	Live Oak	Texas	78233
SE Military	1231 SE Military Dr	San Antonio	Texas	78214
I-35	1901 SW Military Dr	San Antonio	Texas	78221
Foster Road IC	1120 N. Foster Road	San Antonio	Texas	78219
22nd Street	7920 E. 22nd Street	Tucson	Arizona	85710
Grant	2301 N Oracle	Tucson	Arizona	85705
Central SW	5306 Central Ave SW	Albuquerque	New Mexico	87105
Wyoming	700 Wyoming Blvd NE	Albuquerque	New Mexico	87123
Griegos	4625 4th Street NW	Albuquerque	New Mexico	87107
Alameda	5201 Alameda Blvd., NE	Albuquerque	New Mexico	87113
Wyoming I.C.	700 Wyoming Blvd NE	Albuquerque	New Mexico	87123
Ocala	2111 S Pine Avenue	Ocala	Florida	34474
Leesburg	10941 US Hwy 441	Leesburg	Florida	34788
West Colonial	3350 W. Colonial Drive	Orlando	Florida	32808
Kissimmee	920 W Vine St	Kissimmee	Florida	34741
Sanford	2904 S Orlando Dr	Sanford	Florida	32771
OBT	6036 S. Orange Blossom Trail	Orlando	Florida	32809
Hwy 50	11247 E. Colonial Drive	Orlando	Florida	32817
Orlando I.C.	2451 McCracken Road	Sanford	Florida	32771
Midlothian	5300 Midlothian Turnpike	Richmond	Virginia	23225
Mechanicsville	3300 Mechanicsville Turnpike	Henrico	Virginia	23223
Broad Street	4112 W Broad St	Henrico	Virginia	23230
Petersburg	2535 S Crater Road	Petersburg	Virginia	23805
Arch Road	9301 Midlothian Turnpike	Richmond	Virginia	23235
Midlothian I.C.	5300 Midlothian Turnpike	Richmond	Virginia	23225
Riverside	8341 Indiana Ave	Riverside	California	92504
Montclair	10477 Central Ave	Montclair	California	91763
Montclair I.C.	10477 Central Ave	Montclair	California	91763
Stassney	5432 S. IH-35	Austin	Texas	78745
Round Rock	2335 S. IH-35	Round Rock	Texas	78664
183	13264 Research Blvd.	Austin	Texas	78729
Temple	3301 General Bruce Drive	Temple	Texas	76504
VA Beach Blvd.	6200 E. Virginia Beach Blvd.	Norfolk	Virginia	23502

8.1(A)-2

Exhibit 8.1(A)

Location Name	Address	City	State	Zip
Newport News	11292 Jefferson Ave.	Newport News	Virginia	23601
Chesapeake	1705 S. Military Hwy	Chesapeake	Virginia	23320
Blanding	220 Blanding Blvd.	Orange Park	Florida	32073
Atlantic	10384 Atlantic Blvd.	Jacksonville	Florida	32225
Cassat	1831 Cassat Ave.	Jacksonville	Florida	32210
Independence	6520 Independence	Charlotte	NC	28212
South Blvd.	6124 South Blvd.	Charlotte	NC	28217
Gastonia	4820 Wilkinson Blvd.	Gastonia	NC	28056
Tryon	5416 N. Tryon	Charlotte	NC	28213
Concord	788 Concord Parkway, North	Concord	NC	28027
Transport Drive IC	5707 Transport Drive	Charlotte	NC	28269
Wendover	3612 W. Wendover Ave.	Greensboro	NC	27407
Peters Creek Pkwy.	1370 Peters Creek Pkwy.	Winston-Salem	NC	27103
High Point	1539 N. Main Street	High Point	NC	27262
Capital Blvd.	3628 Capital Blvd.	Raleigh	NC	27604
W. Colfax	11000 W. Colfax Ave.	Lakewood	CO	80215
Broadway	4940 S. Broadway	Englewood	CO	80113
Havana	625 S. Havana Street	Aurora	CO	80012
W. Colfax IC	11000 W. Colfax Ave.	Lakewood	CO	80215

8.1(A)-3

Exhibit 8.1(F)

Legal Proceedings

1.

On August 27, 1999, DT Finance Corporation, DTCS, DT Credit Corporation and Champion Financial Services, Inc. were served with a subpoena duces tecum from the State of Arizona office of the Attorney General Consumer Protection and Advocacy Section requesting information in connection with an investigation under the Consumer Fraud Act (A.R.S. §§ 44-1521 et. seq.).

2.	On December 7, 2001, the office of the Arizona Attorney General presented DTAG with a Civil Investigative Demand seeking certain information about DTAG and its business practices.

3.

On October 6, 2005, a dealership in Orlando, Florida sent DriveTime a demand and a draft complaint threatening to file a national federal class action lawsuit against DriveTime. A complaint was served in January 2006; however, class action status was not pursued. The dealership is alleging violations of various Florida laws arising out of DriveTime’s dealership referral program. DTCG won a motion to stay the award of attorney fees and costs during appeal. The appellate mediation held on March 27, 2008 did not result in a resolution. DriveTime filed an appeal with the State of Florida Fifth District Court of Appeals on July 16, 2008. DriveTime will continue to vigorously defend against these alleged complaints.

4.

On May 20, 2008, a complaint was filed against DTCS and DTSFC by a company employee in San Bernardino Superior Court, in which the plaintiff, who is a former employee, alleges various wage claims. The plaintiff signed an arbitration agreement with DriveTime as a condition of employment. On August 25, 2008 the Court approved the parties Joint Stipulation Regarding Dismissal and Agreement to Submit Case to Mandatory Arbitration. The Plaintiff has indicated a willingness to settle, however, DriveTime has elected not to enter into a settlement agreement at this time. Arbitration is scheduled to begin April 12, 2009. DriveTime will continue to vigorously defend against these alleged complaints.

5.

On May 27, 2008, a complaint was filed against DriveTime by a company employee in San Bernardino Superior Court, in which the plaintiff, who is a former employee, alleges various wage, discrimination, and retaliation claims. The plaintiff signed an arbitration agreement with DriveTime as a condition of employment. On August 25, 2008 the Court approved the parties Joint Stipulation Regarding Dismissal and Agreement to Submit Case to Mandatory Arbitration. The Plaintiff has indicated a willingness to settle, however, DriveTime has elected not to enter into a settlement agreement at this time. Arbitration is scheduled to begin February 24, 2010. DriveTime will continue to vigorously defend against these alleged complaints.

6.

In August 2008, DriveTime received a Civil Investigative Demand (the Demand) from the State of Texas, Office of Attorney General, Consumer Protection Division, asking for the production of certain materials. The Demand indicates it is the subject of an investigation of possible violations of the Texas Deceptive Trade Practices Act, Sections 17.46(a) and (b) in the marketing,

8.1(F)-1

Exhibit 8.1(F)

advertising, financing and selling of used cars. DriveTime met with the Texas Attorney General’s Office to provide them with an overview of DriveTime and discuss the requested materials. At the meeting, DriveTime agreed on some minor changes in the requested materials. In addition, the Attorney General’s Office indicated that: (1) it was not their intent to file an action against DriveTime; (2) they would review the materials DriveTime provided to them; and (3) if there were any concerns they would contact us to meet, discuss and resolve the concerns. Their goal is simply to ensure DriveTime are or will become compliant with Texas laws. DriveTime expects to fully cooperate with the Texas Attorney General’s Office in responding to the demand and any follow up discussions with them. DriveTime believes it is in compliance with all applicable Texas laws and regulations. DriveTime delivered the requested materials on September 10, 2008. Since this time the Attorney General has made no additional requests for information.

7.

On April 7, 2009, a complaint was filed against DT Credit Corporation by a DriveTime employee in Pinellas County Court, Civil Division, in which the plaintiff, who is a former employee, alleges discrimination claims. The plaintiff signed an arbitration agreement with DriveTime as a condition of employment. On June 17, 2009 the Court approved the Motion to Compel Arbitration. DriveTime will continue to vigorously defend against these alleged complaints.

8.

On March 18, 2009, a complaint was filed against DriveTime Car Sales, Inc. by a consumer in District Court, County of Bernilillo in which the plaintiff alleges undisclosed prior damage claims. DriveTime has filed a motion to compel mediation. DriveTime will continue to vigorously defend against these alleged complaints.

9.

On June 9, 2009, a consumer complaint in Los Angeles County Superior Court alleging the post repossession notice was materially defective and incomplete. The plaintiff brings the case as a purported class action in a representative capacity under California’s Unfair Competition Law. Plaintiff signed an arbitration agreement agreeing to the arbitration of any disputes, that she could not be a member of or act in a representative capacity in a class action and she could not act in a private attorney general capacity. DriveTime will vigorously defend against these claims.

8.1(F)-2

Exhibit 8.1(S)

Subsidiaries

DriveTime Automotive Group, Inc.

DriveTime Sales and Finance Corporation

DriveTime Car Sales, Inc.

DT Finance Corporation

Drake Insurance Services, Inc.

Drake Insurance Agency, Inc.

Drake Property & Casualty Insurance Co.

DriveTime Sales and Finance Corporation

DriveTime Car Sales, Inc.

DT Finance Corporation

Drake Insurance Services, Inc.

Drake Insurance Agency, Inc.

Drake Property & Casualty Insurance Co

DriveTime Car Sales, Inc.

DT Finance Corporation

8.1(S)-1

Exhibit 10.4

COMPLIANCE CERTIFICATE

DRIVETIME AUTOMOTIVE GROUP, INC.

DRIVETIME SALES AND FINANCE CORPORATION

DRIVETIME CAR SALES, INC.

To:	Manheim Automotive Financial Services, Inc.
400 Northridge Road, Suite 800
Atlanta, Georgia 30350
Attention: Kathy Decker

Santander Consumer USA Inc.
Attn.: Eldridge Burns
8585 North Stemmons Freeway, Suite 1100
North Dallas, Texas, 75247

(each a “Lender” and collectively the “Lenders”).

Re:

Third Amended and Restated Loan and Security Agreement dated August 10, 2009 (the “Loan Agreement”), by and between DriveTime Automotive Group, Inc., DriveTime Sales and Finance Corporation and DriveTime Car Sales, Inc. (each a “Borrower” and collectively the “Borrowers”) and Lenders.

For purposes of Section 10.4 of the Loan Agreement, attached hereto as Exhibit A, are detailed calculations for each financial covenant required pursuant to Section 10.6 of the Loan Agreement.

The undersigned duly authorized officers of the Borrowers certify for purposes of Section 10.4 of the Loan Agreement, to the best of their knowledge, that:

(i)

during such fiscal period [or year], each Borrower has observed or performed all of its covenants and other agreements and satisfied every material condition contained in the Loan Agreement and the other Loan Documents, which covenants, agreements and conditions are to be observed, performed or satisfied by it.

(ii)

such officers have obtained no knowledge of any Pre-Default Event or Event of Default that has occurred and is continuing except as set forth attached hereto [(and, if any Pre-Default Event or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Borrowers have taken or proposes to take with respect thereto)].

Capitalized terms used herein and not specifically herein defined shall have the meanings ascribed to them in the Loan Agreement.

10.4-1

Exhibit 10.4

IN WITNESS WHEREOF, the undersigned have[has] hereto set their[his] hand the      day of             , 200    .

DRIVETIME AUTOMOTIVE GROUP, INC.

By:
Name:
Title:

DRIVETIME CAR SALES, INC.

By:
Name:
Title:

DRIVETIME SALES AND FINANCE CORPORATION

By:
Name:
Title:

10.4-2

Exhibit 10.4

Exhibit A

Calculation of Financial Covenants

10.4-3

Exhibit 13.21(B)

FORM OF CONFIDENTIALITY AGREEMENT

CONFIDENTIALITY AGREEMENT

In connection with your consideration of a possible or actual acquisition of a participating interest (the “Transaction”) in an advance, note or commitment of Santander Consumer USA Inc. and/or Manheim Automotive Financial Services, Inc. (collectively, the “Lenders”) pursuant to that certain Third Amended and Restated Loan and Security Agreement, dated as of August 10, 2009, among DriveTime Automotive Group, Inc., DriveTime Sales and Finance Corporation, DriveTime Car Sales, Inc. (collectively, the “Borrowers”) and the Lenders, you have requested the right to review certain nonpublic information regarding the Borrowers that is in the possession of the Lenders. In consideration of, and as a condition to, furnishing you with such information and any other information (whether communicated in writing or orally) delivered to you by any Lender or any of their respective affiliates, directors, officers, employees, advisors, agents or “controlling persons” (within the meaning of the Securities Exchange Act of 1934, as amended) in connection with the consideration of the Transaction (such information being herein referred to as the “Evaluation Material”), your agreement is required as follows:

The Evaluation Material will be used solely for the purpose of evaluating a possible Transaction with one or more Lenders involving you or your affiliates and unless and until you have completed such Transaction pursuant to a definitive agreement between you or any such affiliate and one or more Lenders, the Evaluation Material will be kept strictly confidential by you and your affiliates, directors, officers, employees, advisors, agents or controlling persons (such affiliates and other Persons being herein referred to collectively as your “Representatives”); provided that the Evaluation Material or portions thereof may be disclosed to (and only to) those of your Representatives who need to know such information for the purpose of evaluating a possible Transaction with one or more Lenders (it being understood that prior to such disclosure your Representatives will be informed of the confidential nature of the Evaluation Material and shall agree to be bound by this Confidentiality Agreement). You agree to be responsible for any breach of this Confidentiality Agreement by your Representatives.

The term Evaluation Material does not include any information that (1) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by you or your Representatives), (2) was or becomes available to you from a Person that, to your knowledge, is not prohibited from transmitting the information to you or (3) information that meets the requirements described in clauses (1) and (2) that is currently in your possession. As used in this Confidentiality Agreement, the term “Person” is broadly interpreted to include, without limitation, any corporation, company, joint venture, partnership or individual.

In the event that you receive a request to disclose all or any part of the information contained in the Evaluation Material under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, you agree to (1) immediately notify us and the Borrowers of the existence, terms and circumstances surrounding such request, (2) consult with the Borrowers on the advisability of taking legally available steps to resist or narrow such request, and (3) if disclosure of such information is required, exercise your best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information. Unless otherwise required by law in the opinion of your counsel, neither you nor your Representatives will, without our prior written consent, disclose to any Person the fact that the Evaluation Material has been made available to you.

13.21-1

Exhibit 13.21(B)

You agree not to initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director or employee of any Borrower regarding the business, operations, prospects or finances of such Borrower, or the employment of such officer, director or employee, except with the express written permission of such Borrower.

You understand and acknowledge that the Borrowers are not making any representations or warranties, express or implied, as to the accuracy or completeness of the Evaluation Material or any other information provided to you by any Lender. Neither the Borrowers nor their respective officers, directors, employees, agents or controlling persons shall have any liability to you or any other Person (including, without limitation, any of your Representatives) resulting from your use of the Evaluation Material.

You represent and agree that you will not use any Evaluation Material to trade in any securities of any Borrower.

You agree that neither the Lenders nor the Borrowers have granted you any license, copyright or similar right with respect to any of the Evaluation Material or any other information provided to you by any Lender.

If you determine that you do not wish to proceed with the Transaction, you will promptly deliver to us all of the Evaluation Material, including all copies and reproductions thereof in your possession or the possession of any of your Representatives. Without prejudice to the rights and remedies otherwise available to the Borrowers, the Borrowers shall be entitled to equitable relief by way of injunction if you or any of your Representatives breach or threaten to breach any of the provisions of this Confidentiality Agreement. You agree to waive, and to cause your Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy. You agree to pay all costs and expenses of the Borrowers in enforcing this Confidentiality Agreement.

The validity and interpretation of this Confidentiality Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding conflicts-of-law rules). You submit to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of this Confidentiality Agreement.

The benefits of this Confidentiality Agreement shall inure to the respective successors and assigns of the parties hereto and the obligations and liabilities assumed in this Confidentiality Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided that the foregoing shall not be deemed to allow you to transfer or assign any of the Evaluation Materials.

If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (1) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect, and (2) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

13.21-3

Exhibit 13.21(B)

This Confidentiality Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto; provided that the Borrowers are express third-party beneficiaries of this Confidentiality Agreement and this Confidentiality Agreement may not be modified or waived in any respect without the prior express written consent of the Borrowers.

For the convenience of the parties hereto, any number of counterparts to this Confidentiality Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument but all such counterparts taken together shall constitute one and the same Confidentiality Agreement.

Kindly execute and return one copy of this Confidentiality Agreement which shall constitute our agreement with respect to the subject matter hereof.

By:
Name:
Title:

Confirmed and agreed to this              day of                         ,             .

By:
Name:
Title:

13.21-3